STOCK REPURCHASE AND SETTLEMENT AGREEMENT

     AGREEMENT, dated April 8, 2003, by and among DAMADIAN MRI IN FOREST HILLS, P.C., a New York professional corporation having its executive office in Melville, New York ("Damadian MRI"), HEALTH MANAGEMENT CORPORATION OF AMERICA, f/k/a U.S. HEALTH MANAGEMENT CORPORATION, a Delaware corporation having its principal place of business in Melville, New York ("HMCA"), FONAR CORPORATION, a Delaware corporation having its principal place of business in Melville, New York ("Fonar"), RAYMOND V. DAMADIAN, M.D. ("RVD"), A & A SERVICES, INC., a New York corporation and wholly owned subsidiary of HMCA having its principal place of business in Melville, New York ("A & A"), DR. GIOVANNI MARCIANO & DR. GLENN MURACA PHYSICIANS, P.C. ("Physicians"), CORONA MEDICAL OFFICES, P.C. ("Corona"), LIBERTY MEDICAL OFFICES, P.C. ("Liberty"), RIDGEWOOD MEDICAL CARE, P.C. ("Ridgewood"), (Physicians is a New York professional corporation owned by RVD having its principal places of business in Queens County, New York; Corona, Liberty and Ridgewood are dissolved New York professional corporations owned by RVD and are hereinafter sometimes referred to as "Dissolved Corporations"; Physicians and the Dissolved Corporations are hereinafter sometimes referred to as "the Professional Corporations"), GLENN MURACA, D.O. ("Muraca") and GIOVANNI MARCIANO, D.O. ("Marciano").

                              W I T N E S S E T H:

     WHEREAS, Muraca and Marciano (hereinafter sometimes referred to as the "Buyers") previously sold A&A to HMCA and the Professional Corporations to RVD pursuant to a Stock Purchase Agreement dated March 20, 1998 (the "Original Stock Purchase Agreement);

     WHEREAS, HMCA and A & A provide physician practice management services to the Professional Corporations; WHEREAS, HMCA is the record and beneficial owner of all of the issued and outstanding shares of the stock of A & A;

     WHEREAS, pursuant to the terms and conditions of the Original Stock Purchase Agreement, Damadian MRI entered into employment agreements with Muraca and Marciano, (the "Employment Agreements");

     WHEREAS, Fonar, the parent corporation of HMCA, agreed to guaranty certain obligations of HMCA, as set forth in the Original Stock Purchase Agreement and the Guaranty of Fonar given pursuant thereto (the "Fonar Guaranty");

     WHEREAS, from time to time the parties have amended, modified and extended the time for the performance of certain of their respective obligations under the Original Stock Purchase Agreement and the Employment Agreements, including the promissory notes issued under the Original Stock Purchase Agreement (the "Promissory Notes");

     WHEREAS, the Promissory Notes consist of the following notes issued under the Original Stock Purchase Agreement, as the same may have been modified, amended or extended;

     a) Promissory Note dated March 20, 1998 by HMCA to Marciano in the original principal amount of $2,000,000, payable in 16 equal consecutive quarterly installments of principal and interest in the amount of $150,021.97 each, commencing March 20, 1999, with interest at the rate of 6% per annum (the "1998 Marciano Note");

     b) Promissory Note dated March 20, 1998 by HMCA to Muraca in the original principal amount of $2,000,000, payable in 16 equal consecutive quarterly installments of principal and interest in the amount of $150,021.97 each, commencing March 20, 1999, with interest at the rate of 6% per annum (the "1998 Muraca Note");

     c)  Promissory  Note dated  September  20,  2000 by HMCA to Marciano in the original principal amount of $1,000,000, payable in 8 equal consecutive quarterly installments of principal and interest in the amount of $133,584.00 each, commencing December 20, 2000, with interest at the rate of 6% per annum, (the "2000 Marciano Note");

     d) Promissory Note dated September 20, 2000 by HMCA to Muraca in the original principal amount of $1,000,000, payable in 8 equal consecutive quarterly installments of principal and interest in the amount of $133,584.00 each, commencing December 20, 2000, with interest at the rate of 6% per annum, (the "2000 Muraca Note").

     e) Promissory Note dated March 20, 1998 by Physicians to Muraca in the original principal amount of $646,569.50, payable in 60 equal consecutive monthly installments of $12,500 each commencing, April 20, 1998, with interest at the rate of 6% per annum (the "Physicians Muraca Note");

     f) Promissory Note dated March 20, 1998 by Physicians to Marciano in the original principal amount of $646,569.50, payable in 60 equal consecutive monthly installments of $12,500 each, commencing April 20, 1998, with interest at the rate of 6% per annum (the "Physicians Marciano Note");

     WHEREAS, the obligations of HMCA to make payment under the 1998 Muraca Note, the 1998 Marciano Note, the 2000 Muraca Note and the 2000 Marciano Note were modified to permit HMCA to make payment thereof in shares of the common stock of Fonar, as and to the extent provided in a Stock Payment Agreement, dated December 20, 2001 (the "Stock Payment Agreement"), and pursuant to the terms of the Stock Payment Agreement, HMCA has delivered 1,000,000 shares of Fonar common stock to each of Muraca and Marciano;

     WHEREAS, in consideration of Muraca and Marciano agreeing to accept payment of said Notes in the manner provided in the Stock Payment Agreement, the amount of the total obligation of HMCA to Muraca and Marciano under said Notes was increased to 115% of the sum of the then outstanding installment payments remaining to be made thereunder plus certain interest charges, as provided in the Stock Payment Agreement;

     WHEREAS, concurrently with the Stock Payment Agreement, Damadian MRI, the Professional Corporations and Muraca and Marciano entered into an Amendment to Employment Agreements ("Amendment to Employment Agreements") which among other things provided for certain changes in the compensation payable to each of Muraca and Marciano, including an increase in the Basic Compensation, as defined therein, to each of them and permitting payment of any portion of their compensation, other than $150,000 in Basic Compensation, in shares of Fonar common stock;

     WHEREAS, disputes have arisen among the parties under the Stock Purchase Agreement and the Employment Agreements, as the same have been amended to date, including the Stock Payment Agreement and Amendment to Employment Agreements, and there are presently two cases pending in the Supreme Court of the State of New York, County of Suffolk, styled Health Management Corporation of America and Fonar Corporation v. Glenn Muraca, D.O. and Giovanni Marciano, D.O., Index No. 02-31554 Damadian MRI in Forest Hills, P.C. et al v. Glenn Muraca, D.O., Giovanni Marciano, D.O. and M&M Properties, L.L.C., Index No. 02-31553 and one case pending in the Civil Court of the City of New York, Queens County styled M&M Properties, LLC v. A&A Services, Inc., Index No. 50919 (the "Pending Cases"); and

     WHEREAS, the parties have decided to resolve the Pending Cases and all other disputes, controversies and claims they may now or hereafter have arising out of the Stock Purchase Agreement, Employment Agreements, Stock Payment Agreement, Amendment to Employment Agreements or any other matter up to the date of the closing of this Stock Repurchase and Settlement Agreement (the "Closing"); NOW THEREFORE, in consideration of the premises, representations and covenants contained herein, the parties hereto agree as follows:

     1. Sale and Purchase of Stock of A & A. At the Closing, as hereinafter defined, the Buyers shall repurchase from HMCA and HMCA shall sell to the Buyers all of the issued and outstanding shares of A & A for the aggregate sum of Three Million Dollars ($3,000,000) (the "A & A Purchase Price") by the Buyers' delivery to HMCA of (a) $500,000 in cash, or by certified check, bank check or wire transfer, (b) $2,500,000 by the delivery of a promissory note providing for the payment $2,350,000 on or before the 75th day after the Closing and $150,000 six months after the date of the Closing without interest (the " Repurchase
Promissory Note"). If an event of default shall occur under the Repurchase Promissory Note, however, interest will accrue on any unpaid principal at the rate of eighteen percent (18%) per annum from the date of the event of the default until the time of payment. The Buyers will each execute the Repurchase Promissory Note, and A&A and the Professional Corporations shall jointly and severally guarantee the payment of the Repurchase Promissory Note to HMCA. Payments will be made under the Repurchase Promissory Note until the full amount of the principal and accrued interest, if any, thereunder is paid in full, and all payments shall be applied first to the accrued but unpaid interest, if any, and then to the principal balance of the Repurchase Promissory Note.

     2. Sale of Stock of Professional Corporations. At the Closing, RVD shall sell and the Buyers shall buy all of the issued and outstanding shares of the stock of Physicians, for a purchase price of $1.00 (the "P.C. Purchase Price"). At such time as each Dissolved Corporation is reinstated, RVD shall sell and the Buyers shall buy all of the issued and outstanding shares of the stock of such Dissolved Corporation for a purchase price of $1.00 (the "Additional P.C. Purchase Prices").

     3. Termination of the Obligations and Releases. Except as hereinafter provided, effective upon the Closing, no party shall have any further obligation under the Original Stock Purchase Agreement, the Employment Agreements, the Stock Payment Agreement, the Amendment to Employment Agreements, the Promissory Notes, the Fonar Guaranty or any other agreement or instrument executed and delivered in connection with the Original Stock Purchase Agreement or any lease, rental or other agreement entered into by any of the parties or their affiliates following the closing of the Original Stock Purchase Agreement and before the Closing including but not limited to the rental of the premises known 86-14 Jamaica Avenue, Woodhaven, New York by M&M Properties, LLC to A&A (the "Prior Agreements") . No party shall have any liability for any non-performance of such party's obligations under any of the Prior Agreements, including any such obligations arising prior to the Closing and including the nonpayment of any amounts due thereunder prior to the Closing, whether such payments were to be made in cash or in shares of Fonar common stock. The parties hereto shall execute and deliver releases as provided in Paragraph 7(d) of this Agreement.

     4. Stipulations of Discontinuance. The parties to the Pending Cases shall execute Stipulations of Discontinuance for each of the Pending Cases, with prejudice, which shall include all counterclaims made or which could have been made by the defendants in such actions. Counsel shall exchange stipulations of discontinuance for each of the Pending Cases which shall be filed promptly following the Closing.

     5. Cash, Accounts Receivable and Accounts Payable. Notwithstanding anything to the contrary contained herein, all cash and Accounts Receivable of A&A and the Professional Corporations existing as of the Closing shall be assigned and transferred to HMCA by A&A and the Professional Corporations at the Closing, and HMCA shall assume and agree to pay all Accounts Payable of A&A and the Professional Corporations existing as of the Closing. For the purposes hereof the terms Accounts Receivable and Accounts Payable shall have the meanings set forth below:

     Accounts Receivable: obligations of any clients, patients, insurance companies, HMO's, PPO's, other third party payors and all other persons to pay for goods and services provided by A&A or one or more Professional Corporation prior to the Closing.

     Accounts Payable: balances owed by A&A and the Professional Corporations for taxes of any kind, as they become finally due, goods, supplies or services purchased on account, excluding balances owed, if any to the Buyers or any affiliates of the Buyers and shall also include any salaries or other compensation due to employees and independent contractors of A&A and the Professional Corporations, with the exception of the Buyers and any rents, additional rents or utilities, with the exception of any rents, additional rents or utilities owed to M&M Properties, LLC, the Buyers or any affiliates of the Buyers. Accounts Payable shall consist of the schedule of Accounts Payable provided by HMCA pursuant to Paragraph 8(d) (iii) of this Agreement, with the exception of any items specifically excluded above, together with such other commitments and expenditures mutually agreed to by HMCA and the Buyers and added to the Schedule. The Buyers shall represent to HMCA that no other commitments or expenditures except as are included on or added to the schedule have been incurred by them or at their direction, except for items for which HMCA shall have no responsibility. HMCA will represent to the Buyers that no other commitments or expenditures except as included on or added to the schedule have been incurred at HMCA's direction and which shall be included within the definition of "Accounts Payable". HMCA and the Buyers shall sign the schedule and the representations of each referred to herein shall be deemed made by their signatures thereto.

     The schedule of Accounts Payable delivered by HMCA pursuant to Paragraph 8(d) (iii) of this Agreement as supplemented in accordance with this provision is hereinafter sometimes referred to as the "Accounts Payable Schedule".

     For the purposes hereof, neither Accounts Receivable nor Accounts Payable shall include any Accounts Receivable or Accounts Payable between any one or more of A&A and the Professional Corporations.

     6. Assigned Accounts Receivable and Collection Agreement. A&A, Physicians and HMCA shall to enter into an agreement at the Closing which will enable HMCA to bill and collect for HMCA's account the accounts receivable of Physicians arising prior to the Closing (the "Assigned Accounts Receivable Collection Agreement").

     7. Closing. The Closing of the transactions contemplated hereby shall take place at the offices of Fonar Corporation located at 110 Marcus Drive, Melville, New York, concurrently with the execution and delivery of this Agreement, or at such other time and place as may be agreed upon in writing by the parties (such time and date is herein called the "Closing Date"). At the Closing: (a) Cash Payment. The Buyers shall deliver to HMCA, the sum of $500,000 in cash or by certified check, bank check or wire transfer.

     (b) Promissory Note for the Stock of A & A. The Repurchase Promissory Note for the stock of A & A in the principal amount of $2,500,000 shall be executed and delivered by Buyers and shall be in the form of Exhibit A hereto.

     (c) P.C. Purchase Price. The P.C. Purchase Price for the stock of Physicians shall be paid by the Buyers to RVD.

     (d) Guaranty. A&A and the Professional Corporations shall jointly and severally execute and deliver the Guaranty in the form of Exhibit C hereto of the Repurchase Promissory Note, except as otherwise provided herein with respect to the Dissolved Corporations. (e) Releases. The parties shall execute and deliver releases in the form of Exhibit D-1 through D-3 hereto. (f) Stipulations of Discontinuance. The parties to the Pending Cases shall execute at lease 3 original Stipulations of Discontinuance for each of the Pending Cases which shall be in the forms of Exhibits E-1, E-2 and E-3 hereto. (g) Security Agreement. A&A and the Professional Corporations shall execute and deliver to HMCA a security agreement in the form of Exhibit F hereto, except as otherwise provided herein with respect to the Dissolved Corporations. Pursuant to the security agreement, A&A and the Professional Corporations will grant to HMCA a security interest all existing and future assets of A&A and the Professional Corporations, including accounts receivable, to secure the payment of the Repurchase Promissory Note. (h) Assignments of Accounts Receivable and Transfer of Cash; Assumption of Accounts Payable. The Professional Corporations and A&A shall assign and transfer to HMCA all cash existing on the Closing Date and Accounts Receivable arising prior to the Closing Date to HMCA at the Closing. HMCA shall assume and agree to pay all the Accounts Payable of A&A and the Professional Corporations arising prior to the Closing. Such assignment and assumption agreement shall be in the form of Exhibit G (the "Assignment and Assumption Agreement").

     (i) Assigned Accounts Receivable Collection Agreement. A&A, Physicians and HMCA shall execute and deliver the Assigned Accounts Receivable Collection Agreement in the form of Exhibit H.

     (j) Pledge Agreement. The Buyers shall pledge the shares of A&A and Physicians (and upon their reinstatement and transfer to the Buyers the shares of the Dissolved Corporations) to secure the payment of the Repurchase Promissory Note (the "Pledge Agreement") and deliver the certificates for such shares as provided therein. The Pledge Agreement shall be in the form of Exhibit I hereto.

     (k) Books and Records. All minute books of A&A and Physicians shall be delivered to the Buyers, and upon the transfer of the shares of a Dissolved Corporation to the Buyers, the minute books for such corporation will be delivered to the Buyers.

     (l) Resignations and Replacements. All present officers and directors of A&A and the Physicians and upon their reinstatement and transfer to the Buyers, the Dissolved Corporations shall resign from their respective positions and the Buyers immediately effective upon such resignations shall be deemed, without further action, the sole directors and officers of such corporations.

     (m) Effectiveness of Transactions. The closing and effectiveness of each of the transactions and other actions contemplated at the Closing is contingent upon the closing and effectiveness of all of said transactions and actions in accordance with the terms of this Agreement, except to the extent any such contingency is waived or modified in writing and, with the exception of the Dissolved Corporations, the reinstatement, transfer and pledge of shares of each shall take place after the Closing, as set forth below.

     (n) Dissolved Corporations. HMCA shall use its best efforts to reinstate the Dissolved Corporations within six months of the Closing. Upon the reinstatement of a Dissolved Corporation, RVD shall transfer all of the issued and outstanding shares of the Dissolved Corporation to the Buyers. The Buyers will simultaneously pledge said shares to HMCA under the Pledge Agreement as additional security for the payment of the Repurchase Promissory Note, execute the Guaranty, Security Agreement and the appropriate Releases (in the forms attached as D-1(A) and D-2(A). Also simultaneously therewith, the then current officers and directors of the Dissolved Corporation will resign. If the Repurchase Promissory Note shall have been paid in full, then the Buyers need not pledge the shares and the Dissolved Corporation shall only execute the aforesaid Releases. HMCA represents and warrants to the Buyers that the Dissolved Corporations have no assets (except for cash balances which are shown on the books as assets of Physicians) and no liabilities, except taxes, interest and penalties which have arisen as a result of the Dissolved Corporations not filing tax returns or paying taxes. HMCA covenants that following the Closing no business will be conducted by the Dissolved Corporations, no liabilities will be created or permitted to arise with respect to the Dissolved Corporations, and no actions will be taken with respect to the Dissolved Corporations except as may be required to reinstate the Dissolved Corporations. HMCA will pay all costs necessary to reinstate the Dissolved Corporations, including the payment of all taxes, interest and penalties. Until the shares of a Dissolved Corporation have been transferred to the Buyers, however, the Buyers may continue to use the name of the Dissolved Corporation (without the designation "P.C.") for signage purposes at the premises where it presently is used, but the Buyers may not conduct business using the names of the Dissolved Corporation or use the name of the Dissolved Corporation for any other purpose and shall conduct all business, practice of medicine at the premises under the name of Physicians. If HMCA shall be unable to reinstate a Dissolved Corporation within eighteen months of the Closing, HMCA shall be under no further obligation to do so and such Dissolved Corporation shall not be included as part of the transactions contemplated by this Agreement. Neither HMCA, Damadian MRI nor RVD shall have any liability to the Buyers in such case for failure to reinstate and transfer the Dissolved Corporation and the Buyers will not have the right to offset any amounts due by them hereunder or to any damages.

     (o) Allocations. The parties shall set forth in an allocation schedule, such allocations as they shall agree upon relating to salaries, benefits, insurance, utilities and the like (the "Allocation Schedule") and make such payments as shall be necessary in accordance therewith.

     8. Representations and Warranties by HCMA. HMCA represents and warrants to the Buyers as follows, provided however, that in making such representations, HMCA is relying upon the truth and accuracy of the representations and warranties of the Buyers contained in the Original Stock Purchase Agreement, and that to the extent any representation or warranty made by HMCA is untrue or inaccurate with respect to any state of facts, condition, action or omission, existing at or arising prior to March 20, 1998 which was not disclosed by the Buyers in the Original Stock Purchase Agreement, it shall not be deemed a misrepresentation by HMCA. Except for the representations and warranties of HMCA as expressly provided herein, the sale of A&A by HMCA and of the Professional Corporations by RVD shall be "AS-IS" without any representations or warranties.

     (a) Organization and Standing. Each of A&A and Physicians is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Each of the Dissolved Corporations was duly organized under the laws of the State of New York but was dissolved for failure to file returns and remit payments for New York franchise taxes. Neither HMCA nor RVD has sold, assigned, pledged or otherwise transferred or encumbered any of the shares of A&A or the Professional Corporations they acquired from the Buyers or caused additional shares to be issued. Neither HMCA nor RVD is a party to or bound by any commitment, plan or arrangement to issue or sell any capital stock or any other equity interest in A&A or a Professional Corporation and there are no outstanding options, warrants or other commitments or obligations exercisable or convertible into any such security or interest in A&A or a Professional Corporation, except the obligation to transfer and pledge the shares of the Dissolved Corporations as set forth in this Agreement. Neither A&A nor any Professional Corporation is required to be qualified licensed or domesticated as a foreign corporation in any State or other jurisdiction on the basis of its properties owned or business transacted as of the date hereof. (b) Authorization, Et Cetera. The execution and delivery of this Agreement and the sale and all other transactions contemplated hereby have been duly authorized by HMCA, Damadian MRI and RVD. No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of HMCA, Damadian MRI or RVD is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby. (c) Subsidiaries. Neither A&A nor any Professional Corporation owns any stock or other equity interest in any corporation, limited liability company, partnership or other entity.

     (d) Financial Statements. HMCA has or will deliver to the Buyer:

     (i) separate balance sheets for A&A and Physicians (labeled "Woodhaven") as at February 28, 2003.

     (ii) an income statement for A&A showing the revenues and expenses by each of the sites and expenses which cannot be allocated by site. Also included is an income statement for Physicians (labeled "Woodhaven P.C.") and the combined income statement for A&A and Physicians. These income statements are for the eight month period ended February 28, 2003.

     (iii) a schedule of accounts payable as at April 7, 2003 for A&A. As of said date there was no accounts payable for the Professional Corporations or any other known indebtedness and obligations of A&A and the Professional Corporations except as disclosed in this Agreement.

     All financial statements and schedules, referred to above are, or will be when delivered, complete and correct in all material respects prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, fairly present or will when delivered fairly present, in all material respects, the financial position of A&A and the Professional Corporations as at the dates indicated and the results of their operations for the periods indicated, and disclose all known liabilities, as at said dates, except to the extent those liabilities are disclosed elsewhere in this Agreement or a schedule or exhibit hereto.

     (e) Absence of Certain Changes. Since February 28, 2003, there has not been:

     (i) any changes in the business, condition (financial or otherwise), assets or liabilities of A&A or any Professional Corporation, whether or not covered by insurance and whether or not arising from transactions in the ordinary course of business, which, individually or in the aggregate, have been materially adverse, except that revenues and patient billings have materially declined and expenses have become past due because of insufficient revenues. In addition, the landlord for the premises located at 86-18 Jamaica Avenue has sent a letter, dated March 7, 2003, claiming certain breaches of the terms of the lease. Except for the obligation to pay monthly rent which may be due prior to the date of Closing, HMCA shall have no obligation to take any action to cure or otherwise deal with the alleged breaches. A copy of this letter has been provided to the Buyers.

     (ii) any damage, destruction or other casualty loss (whether or not covered by insurance) materially and adversely affecting the business or prospects of any of A&A or the Professional Corporations or any of the assets and properties of A&A or the Professional Corporations; and

     (iii) the operations and business of each of A&A and the Professional Corporations has been conducted in all respects only in the ordinary course and substantially in the manner in which they have been conducted since they were acquired by HMCA & RVD, except that the Dissolved Corporations have been inactive.

     (f) Tax Returns and Payments. All tax returns and reports of each of A&A and the Professional Corporations required by law to be filed for all periods from March 20, 1998 up to the Closing Date have been duly filed, and all taxes, assessments, fees and other governmental charges upon any properties, assets, income or franchises of A&A or any Professional Corporation or for which any of them is otherwise liable, which are due and payable for all periods from March 20, 1998 up to the Closing Date have been paid except for (a) Corona, Liberty and Ridgewood, which have been inactive and have not filed any returns or paid taxes, including franchise taxes (b) tax returns have not been filed and taxes have not been paid for Physicians for 2001 and 2002 (2002 is on extension) and
(c) taxes which are presently payable without penalty or interest. The charges, accruals and reserves on the books of A&A and the Professional Corporations with respect to taxes for all fiscal periods are adequate and HMCA does not know of any actual or proposed tax assessment for any fiscal period or of any basis therefor other than as so reflected on their respective books and records, except for such taxes, interest and penalties which may be due for the Dissolved Corporations. No extension of time for the assessment of deficiencies in any federal or state tax has been requested of or granted by any of said corporations. HMCA shall file when due (or as may be extended) the Federal, State and local income tax returns for A&A and the Professional Corporations for all periods from March 20, 1998 up to the Closing Date, shall pay all taxes, interest and penalties as may be due for such periods and shall be entitled to any refunds for any such periods. If required, following the Closing the Buyers shall cause the new officers of A&A and the Professional Corporations to sign such returns.

     (g) Real Property. Neither of A&A or any of the Professional Corporations own any real property. Exhibit J attached hereto contains a list of all leases of any real property held by any of said corporations as lessee or tenant. HMCA has delivered to the Buyers complete and correct copies of all such leases and any extensions thereof for real property which are in their possession or of which they have knowledge, except as shown on Exhibit J. Following the Closing HMCA shall indemnify A&A, the Professional Corporations and the Buyers and hold them harmless from and against any rents not paid prior to the Closing, with the exception of the rental of the premises known as 86-14 Jamaica Avenue, Woodhaven, New York by M&M Properties, LLC to A&A and the Professional Corporations. (h) Banks, Et Cetera. Attached hereto as Exhibit K is a true and complete list of every bank in which funds of A&A and the Professional Corporations are on deposit or in which any of them has a safety deposit box.

     (i) Personal Property. All personal properties and assets located on A&A's and the Professional Corporation's premises are and at the Closing will be owned by A&A or Physicians except as set forth Exhibit L hereto. A&A or Physicians has good and marketable title to each of said items of personal property and assets, in each case subject to no mortgage, pledge, lien, conditional sale agreement, encumbrance or charge, except as set forth in Exhibit L attached hereto. None of said personal properties or assets is held by A&A or Physicians as lessee under or subject to any lease or as conditional vendee under any conditional sale or other title retention agreement, except as set forth in Exhibit L. All inventory and supplies are usable on an normal basis in the existing businesses of A&A and Physicians. There have been no acquisitions or dispositions of any inventory or supplies since February 28, 2003 except in the ordinary course of business except for supplies and materials which may have been ordered by the Buyers or at the direction of the Buyers, and the responsibility for which shall be as reflected in the Accounts Payable Schedule or Allocation Schedule.

     (j) Energy and Materials. Neither A&A nor any Professional Corporation has received any notice or other communication, whether formal or informal, from any supplier of gas, oil or electric power or of supplies or other materials used in its business or operations to the effect that any such energy source, supplies or material will become unavailable to an extent which might impair the continued conduct of its business or operations at their current levels.

     (k) Insurance. All property and operations of A&A and the Professional Corporations are adequately insured with responsible insurers against all risks normally insured against by companies in similar lines of business. Each of these insurance policies is fully paid for periods extending in all cases beyond the Closing Date, but will be terminated by HMCA effective as of the Closing except as may be otherwise agreed upon by HMCA and the Buyers at the Closing and appropriately referenced in the Allocation Schedule to be agreed upon at the Closing. A schedule of such insurance is set forth in Exhibit P.

     (l) Disclosure. Neither this Agreement nor any certificate, list or other instrument purporting to disclose facts germane to the businesses of A&A or the Professional Corporations delivered or to be delivered to the Buyers by or on behalf of HMCA pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact. To the best of HMCA's knowledge, there is no fact directly related to A&A's and Physicians' businesses known to HMCA which materially and adversely affects the business, properties, operations, condition or prospects, financial or otherwise, of A&A and the Professional Corporations, which has not been set forth in this Agreement or in the other documents, certificates and statements already furnished to the Buyers by or on behalf of HMCA in connection with the transactions contemplated hereby.

     (m) Contracts. With the exception of those contracts and commitments listed or referred to in Exhibit M, neither A&A nor any Professional Corporation is a party to or bound by any written contract or commitment, other than:

     (i) orders and commitments for the purchase of supplies or services entered into in the ordinary course of business, other than those which may have been made by or at the direction of the Buyers and the responsibility for which shall be as reflected in the Accounts Payable Schedule or Allocation Schedule.

     (ii) requests for medical services or medical or diagnostic procedures scheduled by patients or referring physicians, independently of any other agreement or contract.

     (iii) maintenance, service and other contracts for A&A and the Professional Corporation's equipment, made in the ordinary course of business other than those which may have been made by or at the direction of the Buyers and the responsibility for which shall be as reflected in the Accounts Payable Schedule or the Allocation Schedule; or

     (iv)  employment   relationships  not  under  written  agreement  with  the
employees of A&A and the Professional Corporations.

     HMCA has delivered to the Buyers complete and correct copies of all written contracts or commitments listed or referred to in Exhibit M except where otherwise indicated therein or elsewhere in this Agreement.

     (n) Compliance with Law and Government Regulations. Except as disclosed in this Agreement or an Exhibit hereto, to the best of HMCA's knowledge, A&A and the Professional Corporations are in full compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, imposed by the United States of America, any state, county, municipality or agency of any thereof, or any other governmental, regulatory or professional authority, except that the Dissolved Corporations have failed to file tax returns or make required tax payments and to the best knowledge of HMCA, neither A&A nor a Professional Corporation has received any written notification from the United States of America, any state, county, municipality or agency of any thereof or any other governmental, regulatory or professional authority that it is not in such full compliance, except as aforesaid.

     (o) Employees. Attached hereto as Exhibit N is a true and complete list of all persons employed by A&A and the Professional Corporations, specifying their rates of compensation, benefits plans in which they participate and time they have taken off for sickness, vacation and personal reasons from January 1, 2003 through March 21, 2003. The Buyers are included on the list because even though they are employees of Damadian MRI, they are actually paid by Physicians and following the Closing will not be employees of Damadian MRI. The salaries are shown at their current hourly rates, except for Absar Haaris, Jodie Keating, the Buyers, Francesco Passarelli and Augustos Zevallos, whose salaries are shown at their current annual rates. The percentages in the 401k column represent the percentage withheld from the employee's salary until the maximum allowable amount is reached. There is no employer contribution to the 401k Plan. The columns for Medical and Dental show which, if any, of those plans in which the employee participates. The chart does not include bonuses or other benefits not listed (e.g. cell phones) which they may be entitled to under written agreements.

     (p) Labor Contracts, Et Cetera. Neither A&A nor any Professional Corporation is a party to any collective bargaining or other labor union contract applicable to any persons employed by such corporation. HMCA does not know of any activities or proceedings of any labor union (or representatives thereof) to organize any employees of A&A or any Professional Corporation, or of any threats of strikes or work stoppages by any employees of A&A or any Professional Corporation.

     (q) Litigation, Et Cetera. To the best of HMCA's knowledge there is no litigation, arbitration, proceeding or investigation pending or threatened, which might, either individually or collectively, result in any material adverse change in the business or condition (financial or otherwise) of A&A or any Professional Corporation or in any of its respective properties or assets, or in any material liability on the part of A&A or any Professional Corporation, or in any material change in the methods of doing business of A&A or any Professional Corporation except as set forth in Exhibit O. There is no litigation, arbitration, proceeding or investigation pending or threatened against HMCA, Damadian MRI, RVD, A&A or the Professional Corporations which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement.

     (r) Broker. Neither HMCA, Damadian MRI nor RVD have employed any finder, broker, agent or other intermediary in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby, and HMCA and Damadian MRI will indemnify the Buyers and hold them harmless against all liabilities, expenses, costs, losses and claims, if any, arising from the employment by, or services rendered to it (or any allegation of any such employment by, or services rendered to it) of any finder, broker, agent or other intermediary in such connection.

     9. Representations and Warranties of the Buyers. The Buyers jointly and severally represent and warrant to HMCA, Damadian MRI and RVD as follows: (a) Authorization, Et Cetera. The Buyers are duly authorized to execute and deliver and perform their obligations under this Agreement. There are no consents necessary to authorize the transactions contemplated hereby under any contract, indenture or other agreement to which either of the Buyers is a party or by which he is bound. The Buyers shall also make all necessary governmental and non-governmental registrations, filings and notifications required to be made by them in connection with the consummation of the transactions contemplated by this Agreement.

     (b) Litigation, Et Cetera. There is no litigation, arbitration, proceeding or investigation pending or threatened against either of the Buyers which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement.

     (c) Compliance with Other Instruments. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation of or be in conflict with any term of any contract or other instrument to which either Buyer is a party, or of any judgment, decree, order, statute, rule or regulation by which either of the Buyers is bound. (d) Broker. Neither Buyer has employed any finder, broker, agent or other intermediary in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby, and the Buyers will indemnify HMCA, Damadian MRI and RVD and hold them harmless against all liabilities, expenses, costs, losses and claims, if any, arising from the employment by, or services rendered to it (or any allegation of any such employment by, or services rendered to it) of any finder, broker, agent or other intermediary in such connection.

     10. Covenants of HMCA. HMCA covenants and agrees with the Buyers as follows: (a) Books and Records. At the Closing, HMCA will turn over to the Buyers all patient records and files, physician lists, lists of insurance companies, lists of health maintenance organizations and preferred provider organizations, books of account, inventory records, personnel records, financial books and records and other books and records, including without limitation tax records and returns, which are kept by or relate to A&A or Physicians and which are in the possession or under the control of HMCA, Damadian MRI or RVD. Following the Closing, HMCA will turn over to the Buyers all such books and records with respect to each Dissolved Corporation at the time the Dissolved Corporation is reinstated and transferred to the Buyers. (b) Further Assurances. From time to time, at the Buyers' request (whether at or after the Closing) and without further consideration, HMCA, Damadian MRI and RVD will execute and transfer and will take such other action as the Buyers may reasonably request in order to more effectively give effect to the transactions contemplated hereby.

     (c) Noncompetition. Following the Closing, provided that the Buyers make all payments under the Repurchase Promissory Note when due and are otherwise in compliance with their obligations under this Agreement, neither HMCA, Damadian MRI, their shareholders, affiliates nor any other entity now existing or hereafter formed which any of them may own, control or manage (the "Restricted Parties") directly or indirectly will establish, form, join, own, control, acquire, operate or manage, or participate in the formation, establishment, ownership, control, acquisition, operation or management of or be connected in any manner with (whether as an officer, director, stockholder or otherwise) any primary care medical facility for a period of two years within a radius of two miles of any of the following premises now being used by A&A and the Professional Corporations: 86-16 Jamaica Avenue, Woodhaven, New York 11421, 104-01 Corona Avenue, Corona, New York 11368, 112-08 Liberty Avenue, Richmond Hill, New York 11418 and 57-38 Myrtle Avenue, Ridgewood, New York 11385. It is understood that any presently existing or future physical therapy and rehabilitation facilities, wherever located, such as those located at 91-31 Queens Boulevard, Elmhurst, New York 11373 or 295-299 Hempstead Turnpike, Elmont, New York 11003 or 160 North Franklin Street, Hempstead, New York 11550 are not included within this noncompetition covenant. In addition, nothing contained herein shall prohibit a Restricted Party from purchasing and holding shares of stock of a competitor of A&A or the Professional Corporations, or their subsidiaries or affiliates which are traded on any national or regional stock exchange or on the NASDAQ System as long as the shares owned by such party at any one time do not exceed one percent (1%) of the total shares of such class outstanding and provided further that such party exercises no control over and performs no executive, management or other services for such competitor. To the extent that the foregoing covenant shall be held to be invalid or unenforceable by a court of competent jurisdiction, such court may impose such lesser restrictions as such court shall deem necessary or appropriate to properly protect A&A and the Professional Corporations, but any such determination as to the invalidity or unenforceability of this covenant shall not affect the validity or enforceability hereof in any other State or jurisdiction.

     11. Covenants of the Buyers. The Buyers jointly and severally, covenant and agree with HMCA, Damadian MRI and RVD that: (a) Books and Records. After the Closing, the Buyers will permit HMCA, Damadian MRI and RVD and their representatives, at such reasonable times as they may request, to inspect and make extracts from any books and records turned over by them to the Buyers at the Closing for the purpose of preparing any tax returns, liquidating or complying with other governmental requirements.

     (b) Further Assurances. From time to time, at HMCA's, Damadian MRI's or RVD's request (whether at or after the Closing) and without further consideration, the Buyers will execute and transfer and take such other actions as HMCA, Damadian MRI or RVD may reasonably request in order to more effectively give effect to the transactions contemplated hereby.

     (c) Noncompetition. Until the Repurchase Promissory Note is paid in full and provided HMCA, Damadian MRI and RVD are in compliance with their obligations under this Agreement neither Buyer, directly or indirectly will establish, form, join, own, control, acquire, operate or manage, participate in the formation, ownership, management, operation or control of, or be connected in any manner with, any business (whether as an officer, director, stockholder, employee, or otherwise) (i) involving the management of, or the provision of management services to, any medical, physician or multi-specialty practice, or any medical center or other medical facility, anywhere in the United States of America, except for the provision of services by A&A to the Professional Corporations,
(ii) involving the ownership or operation of any medical, physician or multi-specialty practice, or any medical center or other medical facility in Queens, Kings, Nassau, Suffolk, Richmond, New York, Bronx and Westchester Counties in New York, Fairfield County in Connecticut and Bergen, Hudson, Union, Essex, Passaic and Middlesex Counties in New Jersey except for the practice of family medicine by the Professional Corporations at the offices of the Professional Corporations as existing on the Closing Date (listed in Exhibit B hereto), or (iii), except as permitted herein, otherwise competitive with the business of HMCA and its subsidiaries and practices, centers, facilities and entities managed by HMCA or any of its subsidiaries ("HMCA Managed Entities") as the same may from time to time be conducted in the aforesaid Counties. Notwithstanding anything to the contrary contained herein, this covenant shall not prohibit Physician from providing medical services in connection with any charitable activity or any research conducted for charitable, educational or other non-profit entities provided that the Buyer receives no compensation for said activities. In addition, nothing contained herein shall prohibit either Buyer from purchasing and holding shares of stock of a competitor of HMCA, or its subsidiaries or affiliates which are traded on any national or regional stock exchange or on the NASDAQ System as long as the shares owned by him at any one time do not exceed one percent (1%) of the total shares of such class outstanding and provided further that he exercises no control over and performs no executive, management or other services for such competitor. To the extent that the foregoing covenant shall be held to be invalid or unenforceable by a court of competent jurisdiction, each Buyer agrees that such court may impose such lesser restrictions as such court shall deem necessary or appropriate to properly protect, HMCA, its subsidiaries, affiliates and HMCA Managed Entities, but any such determination as to the invalidity or unenforceability of this covenant shall not affect the validity or enforceability hereof in any State or other jurisdiction. In addition, except as needed in the operation of A&A, Physicians and after their transfer to the Buyers, the Dissolved Corporations, each Buyer agrees to hold in confidence and not disclose or use for his own benefit, any marketing plans, financial or other confidential information and lists of referring physicians, chiropractors and other medical providers of HMCA its subsidiaries, affiliates and HMCA Managed Entities.

     12. Conditions of the Buyers Obligations. The obligations of the Buyers under this Agreement are subject to the fulfillment to their reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

     (a) Representations and Warranties True at Closing. The representations and warranties made by HMCA in this Agreement and in any certificate or document delivered pursuant to the provisions hereof shall be true at and as of the time of Closing as though such representations and warranties were made at and as of such time, except to the extent any misrepresentation may be untrue by reason of any state of facts, condition, actions or omissions existing at or arising prior to March 20, 1998 which were not disclosed by the Buyers in the Original Stock Purchase Agreement.

     (b) Performance. HMCA, Damadian MRI and RVD shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

     (c) No Government Opposition. No governmental entity shall have made known any opposition to, or questioning of, the consummation of the transactions contemplated hereby.

     (d) No Private Opposition. No private party shall have commenced an action or filed suit against any of the parties or their respective shareholders questioning in any way the validity of this Agreement or the transactions contemplated hereby.

     13. Conditions of HMCA's, Damadian MRI's and RVD's Obligations. The obligations of HMCA, Damadian MRI and RVD under this Agreement are subject to the fulfillment to their reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

     (a) Representations and Warranties True at Closing. The representations and warranties made by the Buyers in this Agreement and in any certificate or document delivered pursuant to the provisions hereof shall be true at and as of the time of Closing as though such representations and warranties were made at and as of such time.

     (b) Performance. The Buyers shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

     (c) No Government Opposition. No governmental entity shall have made known any opposition to, or questioning of, the consummation of the transactions contemplated hereby.

     (d) No Private Opposition. No private party shall have commenced an action or filed suit against any of the parties or their respective shareholders questioning in any way the validity of this Agreement or the transactions contemplated hereby.

     14. Expenses. Except as otherwise provided herein, each party will pay all costs and expenses attributable to the performance of and compliance with all agreements and conditions contained in this Agreement to be performed or complied with by such party (including, without limitation, all fees and expenses of their respective counsel). 15. Survival of Representations and Warranties. The representations and warranties made by the parties in this Agreement shall survive the Closing for a period of twelve months. 16. Indemnification by the Buyers. Except for the obligations assumed by HMCA under the Assignment and Assumption Agreement , or otherwise in this Agreement, and to the extent HMCA has agreed to indemnify the Buyers against undisclosed liabilities as hereinafter provided, the Buyers jointly and severally shall indemnify and hold harmless HMCA, Damadian MRI and RVD and their respective subsidiaries, affiliates, current and former shareholders, directors, officers, employees and agents (together, the "Indemnified Parties") from all losses, liabilities, obligations, claims, lawsuits, judgments, costs and expenses (including reasonable attorneys' fees) arising after the Closing from events, acts or omissions, occurring after the Closing and to the extent reflected in the Accounts Payable Schedule or Allocation Schedule, prior to the Closing, which are incurred or suffered by, or asserted or claimed against, HMCA, Damadian MRI or RVD relating to or arising out of A&A or any Professional Corporation, any act or omission by or in behalf of any of them, or any of their respective businesses or affairs. In the event that any claim is made with respect to which an Indemnified Party intends to seek indemnification hereunder, the Indemnified Party shall give the Buyers ("Indemnifying Parties") prompt written notice of such claim. Nevertheless, the Indemnified Party shall have the right to defend the claim with counsel of its own choosing provided that such defense is conducted with diligence and continuity and provided further that the Indemnifying Parties shall have the right to participate in the defense of such claim with counsel of their choosing. The parties shall cooperate in the defense of any such claim and neither the Indemnifying Parties nor the Indemnified Party shall have the right to settle or pay any such claim without the consent of the other, unless the party or parties settling the claim secures the release of the other parties from any liability for the claim.

     17. Indemnification by HMCA. Except as otherwise provided in this Agreement, HMCA shall indemnify and hold harmless the Buyers, A&A, Physicians and, after such time as they may be acquired by the Buyers, the Dissolved Corporations and their respective subsidiaries, affiliates, shareholders, directors, officers employees and agents (together, the "Indemnified Parties") from all losses, liabilities, obligations, claims, lawsuits, judgments, costs and expenses (including reasonable attorneys fees) arising from any material misrepresentation, breach of warranty or breach of covenant by HMCA, Damadian MRI or RVD under this Agreement or the failure of HMCA, Damadian MRI or RVD to perform any obligation required to be performed by any of them hereunder (all which are referred to as "Losses") provided however, that HMCA shall have no obligation hereunder to indemnify the Indemnified Parties, in the aggregate, for the first $50,000 in Losses in the aggregate. Notwithstanding the foregoing, with respect to any litigation involving professional malpractice, whether or not disclosed, if HMCA shall have complied with its obligation to provide or reimburse the Buyers or any other physician or physician's assistant with professional liability insurance and with respect to any construction, or other commitments or expenditures not the responsibility of HMCA under the Accounts Payable Schedule or Allocation Schedule, HMCA shall have no obligation to provide any indemnification under this Agreement. There shall be no threshold for indemnification, however, with respect to any amounts required to be paid by HMCA on the Accounts Payable Schedule or Allocation Schedule or any undisclosed Accounts Payable for which HMCA is responsible. In the event of any Loss, whether or not it is below the threshold for indemnification hereunder, if the Indemnified Party intends to seek indemnification hereunder or application of such Loss to the threshold for indemnification hereunder, the Indemnified Party shall give HMCA prompt written notice of such Loss and HMCA shall have the right to assume the defense of the Loss with counsel of its own choosing reasonably acceptable to the Indemnified Party provided that such defense is conducted with diligence and continuity and provided further the Indemnified Party shall have the right to participate in the defense of such Loss with counsel of its choosing at its expense. The parties shall cooperate in the defense of any such Loss and neither HMCA nor the Indemnified Party shall have the right to settle or pay any such Loss without the consent of the other, unless the party or parties settling the Loss secure the release of the other parties from any liability for the Loss and in the case of an Indemnified Party, the Indemnified Parties agree not to apply the Loss to the threshold for indemnification hereunder.

     18. Release of All Liability of RVD and Damadian MRI. Following the Closing, neither RVD nor Damadian MRI shall have any liability to either of the Buyers, A&A or the Professional Corporations for any reason whatsoever, including but not limited to liability for any breach of this Agreement or any misrepresentation contained herein, and the Buyers, A&A and the Professional Corporations shall sign a general release to Raymond V. Damadian and Damadian MRI in the form annexed as Exhibit D-1. HMCA shall assume and pay any liability which RVD or Damadian MRI would otherwise have, but for the provisions of this Paragraph 18 and the release to be granted hereunder, for any breach by them of this Agreement or any misrepresentation contained herein.

     19. Notices, Et Cetera. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been given when delivered  personally,  sent by  Federal  Express  or  other  overnight  courier service, or mailed by first-class, registered or certified mail, postage prepaid, addressed to the address for such party set forth at the outset hereof.
20. Publicity; Confidentiality. Neither Buyer shall directly or indirectly make or cause to be made any public announcements or issue any notices in any form (other than as may be required by law) with respect to this Agreement or the transactions contemplated hereby without the consent in writing of HMCA and the terms of this Agreement shall be kept in strictest confidence by the Buyers and shall not be disclosed by the Buyers except under compulsion of an order by a court of competent jurisdiction or a properly constituted governmental administrative body of the United States federal or a state government or an agency of the City of New York. Fonar and HMCA may make such disclosures as they may deem necessary or appropriate in any SEC or other governmental filings, financial statements, business plans, press release or other communications.

     21. Miscellaneous. This Agreement and the agreements, instruments and documents executed by the parties pursuant to this Agreement embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of such parties. This Agreement may not be assigned by any party hereunder except that HMCA, Damadian MRI or RVD may assign any of their rights hereunder to receive any payment to be made by the Buyers hereunder without the consent of any other party. This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The headings of this Agreement are for reference only, and shall not limit or otherwise affect any of the terms or provisions hereof. This Agreement may be executed in several counterparts and may be executed by the respective parties hereto on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in the manner legally binding upon them as of the date first above written.

                                              DAMADIAN MRI IN
                                              FOREST HILLS, P.C.

                                              By: /s/Raymond V. Damadian
                                                  Raymond V. Damadian
[Seal]                                            President

ATTEST:

/s/Henry T. Meyer

                                              HEALTH MANAGEMENT
                                              CORPORATION OF AMERICA

                                              By: /s/Raymond V. Damadian
                                                  Raymond V. Damadian
[Seal]                                            President

ATTEST:

/s/Henry T. Meyer

                                                  FONAR CORPORATION

                                              By: /s/Raymond V. Damadian
                                                  Raymond V. Damadian
[Seal]                                            President

ATTEST:

/s/Henry T. Meyer

                                                  /s/Raymond V. Damadian
                                                  RAYMOND V. DAMADIAN

                                              DR. GIOVANNI MARCIANO &
                                              DR. GLENN  MURACA PHYSICIANS, P.C.

[Seal]                                        By:/s/Raymond V. Damadian

ATTEST:

/s/Henry T. Meyer

                                              CORONA MEDICAL OFFICES, P.C.

                                              By: /s/Raymond V. Damadian
[Seal]

ATTEST:

/s/Henry T. Meyer

                                              LIBERTY MEDICAL OFFICES, P.C.

                                              By: /s/Raymond V. Damadian
[Seal]

ATTEST:

/s/Henry T. Meyer

                                              A & A SERVICES, INC.

                                              By: /s/Raymond V. Damadian
[Seal]

ATTEST:

/s/Henry T. Meyer

                                              RIDGEWOOD MEDICAL CARE, P.C.

                                              By: /s/Raymond V. Damadian
[Seal]ATTEST:

/s/Henry T. Meyer

                                              /s/Glenn Muraca
                                              GLENN MURACA, D.O.

                                              /s/Giovanni Marciano
                                              GIOVANNI MARCIANO, D.O.

M-9667

                                    EXHIBIT A
                               FORM OF REPURCHASE
                                PROMISSORY NOTE

                                                              Melville, New York
$2,500,000                                                    April 8, 2003

     GLENN MURACA and GIOVANNI MARCIANO (the "Makers"), for value received, hereby jointly and severally promise to pay to the order of HEALTH MANAGEMENT CORPORATION OF AMERICA (the "Payee"), at its office located at 6 Corporate Center Drive, Melville, New York 11747, or at such other address as the Payee shall designate, the principal sum of Two Million Five Hundred Thousand ($2,500,000) Dollars without interest except upon the occurrence of an Event of Default as hereinafter defined, in installments as follows: (1) $2,350,000 upon the earlier to occur of a financial institution or financial institutions of the Makers' selection making the funds available to the Makers or 75 days from the date hereof and (2) $150,000 six months from the date hereof.

     All payments shall be made in lawful money of the United States of America. This Note may prepaid in full at any time, or in part from time to time, without penalty or premium, but with interest accrued on all outstanding principal to the date of such payment. All payments on this Note shall be applied first to accrued but unpaid interest and then to the outstanding principal balance hereof.

     If any installment of this Note becomes due and payable on a Saturday, Sunday, or public or other banking holiday under the laws of the State of New York, the maturity thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate herein specified during such extension.

     Except as otherwise provided herein, the Makers waive presentment, demand, demand for payment, protest, notice of dishonor or notice of any kind in connection with this Note.

     This Note has been issued pursuant to a Stock Repurchase and Settlement Agreement dated April 8, 2003 by and among the Payee, the Makers and others (the "Repurchase Agreement").

     The payment of this Note is secured by a Security Agreement executed by A&A Services, Inc. ("A&A"), Dr. Giovanni Marciano & Dr. Glenn Muraca, Physicians, P.C., ("Physicians"), Corona Medical Offices, P.C. ("Corona"), Liberty Medical Offices, P.C. ("Liberty"), Ridgewood Medical Care, P.C. ("Ridgewood") and the Payee (the "Security Agreement"), together with a Guaranty executed by A&A, Physicians, Corona, Liberty and Ridgewood and a Pledge Agreement executed by the Buyers covering their shares of A&A, Physicians, Corona, Liberty and Ridgewood, all of even date herewith and entered into pursuant to the Repurchase Agreement.

     This Note may be assigned in whole or in part by the Payee, and any assignee of the Payee shall be entitled to the benefits provided in the Security Agreement, Guaranty and other agreements referred to above to the extent assigned by the Payee.

     The obligations of the Makers to make the payments required under this Agreement are absolute and unconditional and are not subject to reductions, setoffs or counterclaims of any nature whatsoever.

     The occurrence of any one or more of the following shall constitute an Event of Default under this Note, except that any of the following with respect to Corona, Liberty or Ridgewood, shall not be considered an Event of Default unless and until such corporation has been reinstated and the shares transferred to the Makers or their permitted assignees.

     (1) The Makers shall fail to make any payment hereunder when due and such failure shall continue for a period of five (5) days following written notice of default;

     (2) A default or event of default on the part of the Makers, A&A, Physicians, Corona, Liberty or Ridgewood shall occur under the Repurchase Agreement or any one or more of the Security Agreement, Guaranty or Pledge Agreement or any other instrument issued under the Repurchase Agreement which is not cured within any applicable grace or cure period provided therein;

     (3) Any one or more of A&A, Physicians, Corona, Liberty or Ridgewood shall cease doing business as a going concern, make an assignment for the benefit of creditors, admit in writing its inability to pay its debts as they become due, file a petition commencing a voluntary case under any chapter of Title 11 of the United States Code (the "Bankruptcy Code"), be adjudicated an insolvent, file a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law, rule or regulation or file an answer admitting the material allegations of a petition filed against it in any such proceeding, consent to the filing of such a petition or acquiesce in the appointment of a trustee, receiver or liquidator of it or of all or any part of its assets or properties, or take any action looking to its dissolution or liquidation;

     (4) An order for relief against any one or more of A&A, Physicians, Corona, Liberty or Ridgewood shall have been entered under any chapter of the Bankruptcy Code or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief against such entity under any present or future statute, law, rule or regulation, or any trustee, receiver or liquidator of such entity or of all or any part of its assets and properties shall be appointed; or if there is commenced against such entity any proceeding seeking any such relief or the appointment of any such trustee, receiver or liquidator which remains undismissed for a period of sixty
(60) days;

     (5) Either Maker shall make an assignment for the benefit of creditors, admit in writing his inability to pay his debts as they become due, file a petition commencing a voluntary case under any chapter of Title 11 of the United States Code (the "Bankruptcy Code"), be adjudicated an insolvent, file a petition seeking for himself any reorganization, arrangement, composition, readjustment, liquidation, or similar arrangement under any present or future statute, law, rule or regulation or file an answer admitting the material allegations of a petition filed against him in any such proceeding, consent to the filing of such a petition or acquiesce in the appointment of a trustee, receiver or liquidator of all or any part of his assets or properties;

     (6) An order for relief against either Maker shall have been entered under any chapter of the Bankruptcy Code or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, readjustment, liquidation, or similar relief against either Maker under any present or future statute, law, rule or regulation, or any trustee, receiver or liquidator of either Maker or of all or any part of his assets and properties shall be appointed; or if there is commenced against either Maker any proceeding seeking any such relief or the appointment of any such trustee, receiver or liquidator which remains undismissed for a period of sixty (60) days.

     Upon the occurrence of an Event of Default, at the option of the Payee, this Note shall become immediately due and payable together with interest at the rate of 18% per annum on the unpaid principal hereof from the date of the Event of Default through the date of payment.

     In the case of the occurrence of an Event of Default, the Makers shall pay to the Payee all reasonable costs and expenses (including reasonable attorneys fees) incurred in connection with the enforcement and collection of this Note.

     No delay on the part of the Payee in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any of its rights hereunder shall be deemed to be made by the Payee unless the same shall be in writing, duly signed on behalf of the Payee, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of the Payee or the obligations of the Makers to the Payee in any other respect at any other time. This Note may be modified or amended only in a writing duly executed by Payee and Makers.

     This Note shall be governed and construed in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof.

     The courts of record of New York State or of the United States District Courts for the Southern and Eastern Districts of New York shall have exclusive jurisdiction with respect to any legal action or proceeding relating to or arising under this Note.


                                              ------------------------------
                                              GLENN MURACA


                                              ------------------------------
                                              GIOVANNI MARCIANO




                                    EXHIBIT B

Offices

57-38 Myrtle Avenue
Ridgewood, New York 11385

86-14, 86-16, 86-18 and 86-20 Jamaica Avenue Woodhaven, New York 11421

112-08 Liberty Avenue
Richmond Hill, New York 11418

104-01 Corona Avenue
Corona, New York 11368




                                    EXHIBIT C

                                    GUARANTY

This Guaranty dated as of April 8, 2003 is made and delivered by A&A Services, Inc., Dr. Giovanni Marciano & Dr. Glenn Muraca, Physicians, P.C., Corona Medical Offices, P.C., Liberty Medical Offices, P.C. and Ridgewood Medical Care, P.C. (the "Corporations") to Health Management Corporation of America ("HMCA").

In consideration of HMCA entering into a certain Stock Repurchase and Settlement Agreement (the "Repurchase Agreement") dated April 8, 2003 with the Corporations, Dr. Glenn Muraca ("Muraca"), Dr. Giovanni Marciano ("Marciano"), Damadian MRI in Forest Hills, P.C. and Fonar Corporation, the Corporations hereby irrevocably and unconditionally guarantee to HMCA, the payment and performance when due, whether at maturity, or earlier by acceleration or otherwise, or later in the case of one or more extensions of time of payment or renewal, in whole or in part of the Repurchase Promissory Note executed by Muraca and Marciano under the Repurchase Agreement and any and all other obligations of Muraca and Marciano under Repurchase Agreement and the agreements, instruments and documents issued thereunder (the "Obligations") in accordance with and subject to the terms and conditions of the Repurchase Agreement.

The Corporations waive (i) notice of acceptance of this Guaranty, (ii) presentment, demand of payment, protest, notice of dishonor or non-payment of any Obligations and (iii) any other notice to any party liable on the Obligations.

HMCA may at any time and from time to time without the consent of, or notice (except as shall be required by applicable statute and cannot be waived) to, the Corporations, without incurring responsibility to the Corporations, without impairing or releasing the obligations of the Corporations hereunder, upon or without any terms or conditions and in whole or in part: (1) change or extend the manner, place, terms or time of payment or otherwise alter any Obligation, and the Guaranty herein made shall apply to the Obligations as so changed, extended or altered; (2) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure the Obligations hereby guaranteed; (3) exercise or refrain from exercising any rights against Muraca and Marciano or others; (4) settle or compromise any liability hereby guaranteed, any security therefor and may subordinate the payment of all or any part thereof to the payment of any liability of Muraca and Marciano to creditors of Muraca and Marciano other than HMCA; or (5) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of Muraca and Marciano on whose behalf such payment is made to HMCA regardless of what liability or liabilities of Muraca and Marciano remain unpaid.

The Corporations further guarantee that all payments made by Muraca and Marciano to HMCA on any Obligation hereby guaranteed will, when made, be final. If claim is ever made upon HMCA for repayment or recovery of any amount or amounts received by HMCA in payment or on account of any of the liabilities of Muraca and Marciano, and HMCA repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction, or (b) any settlement or compromise of any such claim effected by HMCA with any such claimant (including Muraca and Marciano), or (c) as a result of any order, settlement or rule entered in or applicable in any bankruptcy, insolvency or similar proceeding instituted by or against Muraca and Marciano, then and in any such event the Corporations agree that such judgment, decree, order, settlement, compromise or rule shall be binding upon the Corporations, notwithstanding any revocation hereof or the cancellation of any note or instrument evidencing any liability of the Corporations, and the Corporations shall be and remain liable to HMCA hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by HMCA.

Any acknowledgement or new promises, whether by payment of principal or interest or otherwise, and whether by Muraca and Marciano or others, including the Corporations, with respect to any of the liabilities of Muraca and Marciano, if the statute of limitations in favor of Muraca and Marciano against HMCA shall have commenced to run, shall toll the running of such statute of limitations, and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

No delay on the part of HMCA in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any of its rights hereunder, and no modification or amendment of this Guaranty, shall be deemed to be made by HMCA unless the same shall be in writing, duly signed on behalf of HMCA, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of HMCA or the obligations of the Corporations to HMCA in any other respect at any other time. This Guaranty may not be modified orally or by course of conduct.

The Corporations represent and warrant to HMCA that the Corporations are not insolvent and will not be rendered insolvent by the execution and delivery of this Guaranty. The Corporations acknowledge and confirm to HMCA that, except as otherwise set forth in a writing, the Corporations have not been induced to execute and deliver this Guaranty as a result of, and are not relying upon, any representations, warranties, agreements or conditions, whether express or implied or written or oral, by any other person. HMCA shall not be required to reserve its rights against the Corporations in connection with any settlement, compromise or release of any liability hereby guaranteed or any security therefor. For purposes of this paragraph "insolvent" shall mean "unable to pay debts as they mature".

This Guaranty shall inure to the benefit of any assignee of HMCA of all or any part of the Obligations.

The Corporations hereby consent to the jurisdiction of any court of record of New York State or of the United States District Courts for the Southern and Eastern Districts of New York over the Corporations.

This Guaranty shall be governed in accordance with the laws of the State of New York.

This Guaranty is a guaranty of payment and not one of  collection,  and it shall
be  binding  upon  the  Corporations   and  their  respective   representatives,
successors and assigns in favor HMCA and its successors and assigns.

This Guaranty shall not be binding upon Corona Medical Offices, P.C., Liberty Medical Offices, P.C. or Ridgewood Medical Care, P.C. until such time as the Corporation is reinstated and all of the issued and outstanding shares of said Corporation are transferred to Muraca and/or Marciano or their permitted assignees.

A&A SERVICES, INC.
By: _______________________________

DR. GIOVANNI MARCIANO &
DR. GLENN MURACA, PHYSICIANS, P.C.
By: ______________________________

CORONA MEDICAL OFFICES, P.C.
By: ______________________________

LIBERTY MEDICAL OFFICES, P.C.
By: ______________________________

RIDGEWOOD MEDICAL CARE, P.C.
By: ______________________________


HEALTH MANAGEMENT CORPORATION OF AMERICA, P.C.
By: _______________________________




                                    EXHIBIT D

                                    RELEASES




                                  EXHIBIT D-1

                                     RELEASE

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, DR. GLENN MURACA and DR. GIOVANNI MARCIANO, for themselves, their heirs, successors and assigns, (both individually and together, RELEASORS), hereby release and discharge DAMADIAN MRI IN FOREST HILLS, P.C. ("Damadian MRI"), RAYMOND V. DAMADIAN ("RVD") and their respective current and former parents, subsidiaries, affiliates, (with the exception of Health Management Corporation of America and Fonar Corporation) stockholders, directors, officers, employees, owners, principals, successors and assigns (together, RELEASEES) from any and all claims, demands, controversies, debts, liabilities, contracts, obligations, causes of action, lawsuits and judgments, both in law and in equity, which the RELEASORS or any one or more of them has, has had or may hereafter have against RELEASEES, or any of them, whether asserted or unasserted, by reason of any matter, act or thing whatsoever from the beginning of the world to the date hereof.

     This release shall include, but not be limited to any claims or obligations arising out of or relating to a certain Stock Repurchase and Settlement Agreement dated April 8, 2003 pursuant to which this Release has been given, or any other agreement, instrument or document that has been entered into pursuant to said Stock Repurchase and Settlement Agreement, it being understood as provided in the Stock Repurchase and Settlement Agreement, Health Management Corporation of America shall assume and pay any liability which RVD or Damadian MRI would otherwise have for any breach by them of the Stock Repurchase and Settlement Agreement or any misrepresentation by them contained therein.

     IN WITNESS WHEREOF, the RELEASORS have executed and delivered this Release as of this 8th day of April, 2003

---------------------------------             ------------------------------
GIOVANNI MARICIANO, D.O.                      GLENN MURACA, D.O.

State of New York)
                 ) SS.
County of Suffolk)

         On April 8, 2003 personally appeared the above named GLENN MURACA and the above named GIOVANNI MARCIANO, to me known to be the individual described, who executed the foregoing Release.

                                              ------------------------------
                                  Notary Public




                                 EXHIBIT D-1 (A)

                                     RELEASE

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, A&A SERVICES, INC., DR. GLENN MURACA & DR. GIOVANNI MARCIANO PHYSICIANS, P.C., CORONA MEDICAL OFFICES, P.C., LIBERTY MEDICAL OFFICES, P.C. and RIDGEWOOD MEDICAL CARE, P.C. for themselves, their successors and assigns, (both individually and together, RELEASORS), hereby release and discharge DAMADIAN MRI IN FOREST HILLS, P.C. ("Damadian MRI"), RAYMOND V. DAMADIAN ("RVD") and their respective current and former parents, subsidiaries, affiliates, (with the exception of Health Management Corporation of America and Fonar Corporation) stockholders, directors, officers, employees, owners, principals, successors and assigns (together, RELEASEES) from any and all claims, demands, controversies, debts, liabilities, contracts, obligations, causes of action, lawsuits and judgments, both in law and in equity, which the RELEASORS or any one or more of them has, has had or may hereafter have against RELEASEES, or any of them, whether asserted or unasserted, by reason of any matter, act or thing whatsoever from the beginning of the world to the date hereof.

            This release shall include, but not be limited to any claims or obligations arising out of or relating to a certain Stock Repurchase and Settlement Agreement dated April 8, 2003 pursuant to which this Release has been given, or any other agreement, instrument or document that has been entered into pursuant to said Stock Repurchase and Settlement Agreement, it being understood as provided in the Stock Repurchase and Settlement Agreement, Health Management Corporation of America shall assume and pay any liability which RVD or Damadian MRI would otherwise have for any breach by them of the Stock Repurchase and Settlement Agreement or any misrepresentation by them contained therein.

            IN WITNESS WHEREOF, the RELEASORS have executed and delivered this Release as of this 8th day of April, 2003

A&A SERVICES, INC.

                                              By: _____________________________

                                              By: _____________________________

                                              DR. GIOVANNI MARCIANO & DR.
                                              GLENN MURACA, PHYSICIANS, P.C.

                                              By: ______________________________

                                              By: ______________________________
                                              CORONA MEDICAL OFFICES, P.C.

                                              By: ______________________________

                                              By: ______________________________


                                              LIBERTY MEDICAL OFFICES, P.C.

                                              By: ______________________________

                                              By: ______________________________


                                              RIDGEWOOD MEDICAL CARE, P.C.

                                              By: ______________________________

                                              By: ______________________________

State of New York)
                        ) SS.
County of Suffolk)


     On April 8, 2003, before me personally appeared GLENN MURACA and GIOVANNI MARCIANO, to me known, and being duly deposed did say that they executed this Release in the name and on behalf of A&A Services, Inc. and Dr. Giovanni Marciano & Dr. Glenn Muraca, Physicians, P.C., being duly authorized to do so and being the sole stockholders, directors and officers of said corporations.

                                              ---------------------------------
                                              Notary Public

State of New York)
                 ) SS.
County of Suffolk)

     On _____________, before me personally appeared GLENN MURACA and GIOVANNI MARCIANO, to me known, and being duly deposed did say that they executed this Release in the name and on behalf of Corona Medical Offices, P.C., Liberty Medical Offices, P.C. and Ridgewood Medical Care, P.C., being duly authorized to do so and being the sole stockholders, directors and officers of said corporations.

                                              ---------------------------------
                                              Notary Public




                                   EXHIBIT D-2

                                     RELEASE

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, DR. GLENN MURACA and DR. GIOVANNI MARCIANO, for themselves, their heirs, successors and assigns, (both individually and together, RELEASORS), hereby release and discharge HEALTH MANAGEMENT CORPORATION OF AMERICA ("HMCA"), FONAR CORPORATION ("FONAR") and their current and former subsidiaries, directors, officers, employees, successors and assigns (together, RELEASEES) from any and all claims, demands, controversies, debts, liabilities, contracts, obligations, causes of action, lawsuits and judgments, both in law and in equity, which the RELEASORS or any one or more of them has, has had or may hereafter have against RELEASEES, or any of them, whether asserted or unasserted, by reason of any matter, act or thing whatsoever from the beginning of the world to the date hereof.

     This release does not include, any obligations of HMCA or FONAR under the certain Stock Repurchase and Settlement Agreement dated April 8, 2003 pursuant to which this Release has been given, or any other agreement, instrument or document that has been entered into pursuant to said Stock Repurchase and Settlement Agreement or to any claims arising out of any one or more breaches thereof.

     IN WITNESS WHEREOF, the RELEASORS have executed and delivered this Release as of this 8th day of April, 2003


---------------------------------             -------------------------------
GIOVANNI MARCIANO, D.O.                       GLENN MURACA, D.O.

State of New York)
                 ) SS.
County of Suffolk)

     On April 8, 2003 personally appeared the above named GLENN MURACA and the above named GIOVANNI MARICANO, to me known to be the individual described, who executed the foregoing Release.

                                              -------------------------------
                                              Notary Public




                                 EXHIBIT D-2 (A)

                                     RELEASE

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, A&A SERVICES, INC., DR. GLENN MURACA & DR. GIOVANNI MARCIANO PHYSICIANS, P.C., CORONA MEDICAL OFFICES, P.C., LIBERTY MEDICAL OFFICES, P.C. and RIDGEWOOD MEDICAL CARE, P.C. for themselves, their successors and assigns, (both individually and together, RELEASORS), hereby release and discharge HEALTH MANAGEMENT CORPORATION OF AMERICA ("HMCA"), FONAR CORPORATION (`FONAR") and their respective current and former subsidiaries, directors, officers, employees, successors and assigns (together, RELEASEES) from any and all claims, demands, controversies, debts, liabilities, contracts, obligations, causes of action, lawsuits and judgments, both in law and in equity, which the RELEASORS or any one or more of them has, has had or may hereafter have against RELEASEES, or any of them, whether asserted or unasserted, by reason of any matter, act or thing whatsoever from the beginning of the world to the date hereof.

     This release does not include, any obligations of HMCA or FONAR under the certain Stock Repurchase and Settlement Agreement dated April 8, 2003 pursuant to which this Release has been given, or any other agreement, instrument or document that has been entered into pursuant to said Stock Repurchase and Settlement Agreement or to any claims arising out of any one or more breaches by them thereof.

     IN WITNESS WHEREOF, the RELEASORS have executed and delivered this Release as of this 8th day of April, 2003

                                              A&A SERVICES, INC.

                                              By: _____________________________

                                              By: _____________________________


                                              DR. GIOVANNI MARCIANO & DR.
                                              GLENN MURACA, PHYSICIANS, P.C.

                                              By: ______________________________

                                              By: ______________________________


                                              CORONA MEDICAL OFFICES, P.C.

                                              By: ______________________________

                                              By: ______________________________


                                              LIBERTY MEDICAL OFFICES, P.C.

                                              By: ______________________________

                                              By: ______________________________


                                              RIDGEWOOD MEDICAL CARE, P.C.

                                              By: ______________________________

                                              By: ______________________________

State of New York)
                 ) SS.
County of Suffolk)

         On April 8, 2003, before me personally appeared GLENN MURACA and GIOVANNI MARCIANO, to me known, and being duly deposed did say that they executed this Release in the name and on behalf of A&A Services, Inc. and Dr. Giovanni Marciano & Dr. Glenn Muraca, Physicians, P.C., being duly authorized to do so and being the sole stockholders, directors and officers of said corporations.

                                              ---------------------------------
                                              Notary Public

State of New York)
                 ) SS.
County of Suffolk)

     On ___________, before me personally appeared GLENN MURACA and GIOVANNI MARCIANO, to me known, and being duly deposed did say that they executed this Release in the name and on behalf of Corona Medical Offices, P.C., Liberty Medical Offices, P.C. and Ridgewood Medical Care, P.C., being duly authorized to do so and being the sole stockholders, directors and officers of said corporations.

                                              ----------------------------------
                                              Notary Public




                                   EXHIBIT D-3

                                     RELEASE

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, DAMADIAN MRI IN FOREST HILLS, P.C., RAYMOND V. DAMADIAN, FONAR CORPORATION and HEALTH MANAGEMENT CORPORATION OF AMERICA, for themselves, their heirs, successors and assigns, (individually and together, RELEASORS), hereby release and discharge DR. GLENN MURACA, DR. GIOVANNI MARCIANO, A&A SERVICES, INC., DR. GLENN MURACA & DR. GIOVANNI MARCIANO PHYSICIANS, P.C., CORONA MEDICAL OFFICES, P.C., LIBERTY MEDICAL OFFICES, P.C. and RIDGEWOOD MEDICAL CARE, P.C. and their respective current and former parents, subsidiaries, affiliates, stockholders, directors, officers, employees, owners, principals, successors and assigns (together, RELEASEES) from any and all claims, demands, controversies, debts, liabilities, contracts, obligations, causes of action, lawsuits and judgments, both in law and in equity, which the RELEASORS or any one or more of them has, has had or may hereafter have against RELEASEES, or any of them, whether asserted or unasserted, by reason of any matter, act or thing whatsoever from the beginning of the world to the date hereof.

     This release does not include, any obligations of the RELEASEES under the Stock Repurchase and Settlement Agreement dated April 8, 2003 pursuant to which this Release has been given, or any other agreement, instrument or document that has been entered into pursuant to said Stock Repurchase and Settlement Agreement, or to any claims arising out of any one or more breaches thereof, and to extent set forth in the Stock Repurchase and Settlement Agreement, any claims or obligations arising prior to the date hereof in the event of a breach of said agreement by RELEASEES.

     IN WITNESS WHEREOF, the RELEASORS have executed and delivered this Release as of this 8th day of April, 2003

                                              ---------------------------------
                                              RAYMOND V. DAMADIAN, M.D.

State of New York)
                 ) SS.
County of Suffolk)

     On April 8, 2003 personally appeared the above named RAYMOND V. DAMADIAN, to me known to be the individual described, who executed the foregoing Release.


                                              --------------------------------
                                              Notary Public

                                              FONAR CORPORATION

                                              By: _____________________________

                                              DAMADIAN MRI IN FOREST HILLS, P.C.

                                              By: ______________________________

                                              HEALTH MANAGEMENT CORPORATION OF
                                              AMERICA
                                              By: _____________________________

State of New York)
                 ) SS.
County of Suffolk)

     On April 8, 2003, before me personally appeared RAYMOND V. DAMADIAN, to me known, and being duly deposed did say that he executed this Release in the name and on behalf of the above corporations, being duly authorized to do so and being the President of said corporations.

                                              ---------------------------------
                                              Notary Public




                                    EXHIBIT E

                         STIPULATIONS OF DISCONTINUANCE




                                   EXHIBIT E-1

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF SUFFOLK
--------------------------------------
HEALTH MANAGEMENT CORPORATION OF              Index No. 02-31554
AMERICA and FONAR CORPORATION,
                                              STIPULATION OF
                  Plaintiffs,                 DISCONTINUANCE

                  -against-

GLENN MURACA, D.O. and
GIOVANNI MARCIANO, D.O.,

     IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned attorneys of record for all of the parties to the above entitled action that whereas no party is an infant, incompetent person for whom a committee has been appointed or conservatee, and no person not a party has an interest in the subject matter of the action, the above entitled action is hereby discontinued, with prejudice and without costs or attorneys' fees to any party. Dated: April 8, 2003

SHIFF & TISMAN                                LAWRENCE AND WALSH, P.C.

By:  ----------------------------             By: ----------------------------
     Laurence Shiff                               Lawrence S. Lawrence
     280 Madison Avenue, 5th Floor                215 Hilton Avenue, P.O.B. 1200
     New York, NY 10016                           Hempstead, NY 11551
     (212) 751-7600                               (516) 538-2400
     Attorneys for Plaintiffs                     Attorneys for Defendants

SO ORDERED:

------------------------------
                J.S.C.




                                   EXHIBIT E-2

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF SUFFOLK
--------------------------------------
DAMADIAN MRI IN FOREST HILLS, P.C.,
CORONA MEDICAL OFFICES, P.C.,                 Index No. 02-31553
LIBERTY MEDICAL OFFICES, P.C.,
RIDGEWOOD MEDICAL CARE, P.C.,                 STIPULATION OF
DR. GIOVANNI MARCIANO AND                     DISCONTINUANCE
                                              --------------
DR. GLENN MURACA PHYSICIANS, P.C. and
A&A SERVICES, INC.,

                            Plaintiffs,
                  -against-

GLENN MURACA, D.O.,
GIOVANNI MARCIANO, D.O. and
M&M PROPERTIES, L.L.C.,
                                      Defendants.
----------------------------------------

     IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned attorneys of record for all of the parties to the above entitled action that whereas no party is an infant, incompetent person for whom a committee has been appointed or conservatee, and no person not a party has an interest in the subject matter of the action, the above entitled action is hereby discontinued, with prejudice and without costs or attorneys' fees to any party. Dated: April 8, 2003

SHIFF & TISMAN                                LAWRENCE AND WALSH, P.C.

By:___________________________                By:___________________________
     Laurence Shiff                               Lawrence S. Lawrence
     280 Madison Avenue, 5th Floor                215 Hilton Avenue, P.O.B. 1200
     New York, NY 10016                           Hempstead, NY 11551
     (212) 751-7600                               (516) 538-2400
     Attorneys for Plaintiffs                     Attorneys for Defendants

SO ORDERED:

------------------------------
                J.S.C.




                                   EXHIBIT E-3

CIVIL COURT OF THE CITY OF NEW YORK
COUNTY OF QUEENS
------------------------------------
M&M PROPERTIES, LLC,                              Index No. L&T 050919

                      Petitioner (Landlord),      STIPULATION OF
                                                  DISCONTINUANCE
              -against-

A&A SERVICES, INC.
86-14 Jamaica Avenue
Woodhaven, New York

                      Respondent (Tenant).

     IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned attorneys of record for all of the parties to the above entitled action that whereas no party is an infant, incompetent person for whom a committee has been appointed or conservatee, and no person not a party has an interest in the subject matter of the action, the above entitled action is hereby discontinued, with prejudice and without costs or attorneys' fees to any party. Dated: April 8, 2003

SHIFF & TISMAN                                LAWRENCE AND WALSH, P.C.


By:___________________________                By:___________________________
     Laurence Shiff                               Lawrence S. Lawrence
     280 Madison Avenue, 5th Floor                215 Hilton Avenue, P.O.B. 1200
     New York, NY 10016                           Hempstead, NY 11551
     (212) 751-7600                               (516) 538-2400
     Attorneys for Respondent                     Attorneys for Petitioner

SO ORDERED:

------------------------------
           J.S.C.




                                    EXHIBIT F

                               SECURITY AGREEMENT

     SECURITY AGREEMENT dated as of April 8, 2003 between A&A Services, Inc., Dr. Giovanni Marciano & Dr. Glenn Muraca, Physicians, P.C., Corona Medical Offices, P.C., Liberty Medical Offices, P.C. and Ridgewood Medical Care, P.C. (hereinafter sometimes referred to as the "Corporations") and Health Management Corporation of America (the "Secured Party").

                                   WITNESSETH:

     WHEREAS, all of the issued and outstanding stock of the Corporations is being sold to Dr. Glenn Muraca and Dr. Giovanni Marciano (the "Buyers") pursuant to a Stock Repurchase and Settlement Agreement dated April 8, 2003 (the "Repurchase Agreement") and in connection therewith and in partial consideration for said stock, the Buyers have agreed to pay the Secured Party the sum of $2,500,000 pursuant to a promissory note dated the date hereof (the "Repurchase Promissory Note") pursuant to the Repurchase Agreement; and

     WHEREAS, in order to induce the Secured Party to enter into the Repurchase Agreement and to accept the Repurchase Promissory Note as part of the consideration payable to the Secured Party thereunder, the Corporations have agreed to grant the Secured Party a security interest in all of assets of the Corporations, whether owned immediately prior to the closing (the "Closing") of the purchase and sale of the stock of the Corporations or thereafter acquired (the "Collateral") to secure the payment the Repurchase Promissory Note and the other obligations of the Buyers and the Corporations arising under or in connection with the Repurchase Agreement;

     NOW THEREFORE, in consideration of the premises, representations, covenants and agreements contained herein, the parties hereto agree as follows:

1. Security Interest. To secure the payment and performance of the Repurchase Promissory Note and any other obligations of the Buyers and the Corporations under the Repurchase Agreement and any agreement, instrument or other document executed pursuant to the Repurchase Agreement (the "Obligations"), the Corporations hereby grant and assign to the Secured Party a continuing security interest in their respective interests in the Collateral. As used herein the term "Collateral" shall mean all of the assets of the Corporations, whether now owned or hereafter acquired, whether real, personal, tangible or intangible, including, without limitation, all accounts receivable, claims, contract rights, corporate names, intellectual property, furniture, fixtures, office equipment, office supplies, medical equipment, medical instruments and medical supplies, all substitutes and accessories thereto, the proceeds thereof and all books and records of the Corporations.

2. Representations, Warranties and Covenants. The Corporations represent, warrant and covenant as follows:

     a. One or more of the Corporations is the owner of each item of the Collateral, free and clear of any liens, security interests, mortgages, pledges or other encumbrances except for "Permitted Encumbrances" (as hereinafter defined), and the Corporations, jointly and severally, shall keep the Collateral free and clear of any liens, security interests, mortgages, pledges or other encumbrances other than Permitted Encumbrances or those in favor of the Secured Party. For the purposes hereof, the term Permitted Encumbrances shall mean (i) any lien, security interest, mortgage, pledge or other encumbrance existing at the time of the Closing, (ii) any agreement between any of the Corporations pursuant to which any of the Collateral is leased by one Corporation to another, or the use of the Collateral is provided by one Corporation to another, (iii) liens for taxes or other governmental assessments which are not yet due or which are being contested in good faith by appropriate proceedings, (iv) workmen's liens, materialmen's liens and the like which may arise by statute or operation of law, provided that the Corporations shall pay any obligations secured thereby when due, or contest the same by appropriate proceedings and (v) liens, security interests, conditional sales or title retention agreements securing the purchase price of any items of Collateral acquired after the Closing.

     b. The principal executive offices and places of business of the Corporations are located and the books and records of the Corporations including those relating to the Collateral are located in Queens County, New York at the locations specified in Exhibit B to the Repurchase Agreement.

     c. The Corporations will not move any tangible assets included as part of the Collateral without the written consent of the Secured Party or any of books and records of the Corporations without first notifying the Secured Party and executing and delivering to the Secured Party such financing statements as are necessary in order to enable to Secured Party to perfect its security interest hereunder at the location where any such Collateral is to be moved.

     d. The Corporations will not use the Collateral in violation of any applicable law, ordinance or regulation.

     e. The  Corporations  will  promptly pay any taxes and  assessments  levied
against  the  Collateral,   unless   contested  in  good  faith  by  appropriate
proceedings.

     f. The Corporations will execute and deliver to the Secured Party such financing statements and other instruments and documents as the Secured Party may from time to time request which in the opinion of the Secured Party are necessary or desirable to confirm or to perfect the security interest of the Secured Party granted hereby.

     g. Nothing contained herein shall prevent the Corporations from liquidating any accounts receivable included in the Collateral and using the proceeds thereof or any cash on hand in the ordinary course of business, subject to the provisions of the Repurchase Agreement and any agreements, instruments and documents executed pursuant to the Repurchase Agreement, as long as no Event of Default as hereinafter described, has occurred and remains uncured.

     h. Unless expressly permitted under the terms of this Agreement, the Corporations shall not sell, assign, transfer or otherwise dispose of any of the Collateral without the consent of the Secured Party.

     i. The Corporations shall insure the tangible assets included in the Collateral against fire, theft and other casualty and obtain general liability insurance in such amounts and to such extent as the Secured Party shall from time to time deem reasonable and appropriate. Such policy(ies) shall name the Secured Party as an additional insured, as its interests may appear, and shall provide for thirty (30) days prior written notice to the Secured Party of any cancellation. In addition, each of the professional corporations included among the Corporations shall maintain professional malpractice insurance in amounts as the Secured Party shall deem reasonable and appropriate, which policies shall provide for thirty (30) days prior written notice to the Secured Party prior to any cancellation. The Corporation shall provide the Secured Parties with certificates evidencing all of the foregoing insurance or copies of such insurance policies upon request.

     3. Sale or Transfer of Collateral. A Corporation shall not assign, sell or otherwise transfer or convey all or any part of the Collateral to another Corporation without the consent of the Secured Party; in the event the Secured Party shall consent to any such transfer, any transferee shall take such Collateral subject to the security interest of the Secured Party provided herein and shall assume the obligations of the transferor hereunder with respect to the Collateral acquired by such transferee and such transferee shall execute and deliver to the Secured Party such financing statements and other instruments and documents as the Secured Party may require to preserve its security interest granted hereunder in such Collateral. Nothing contained herein, however, shall permit the movement of any tangible assets included as part of the Collateral other than in accordance with the provisions of Section 2(c) hereof.

4. Default Under Security Agreement. The Corporations shall be in default under this Security Agreement if any Corporation shall default in the performance of any of its obligations hereunder and such default is not cured within fifteen days of the giving of written notice thereof by the Secured Party to the Corporation or if any Corporation or either of the Buyers shall be in default under the Repurchase Agreement, the Repurchase Promissory Note or any other agreement, instrument or document executed pursuant to the Repurchase Agreement and such default is not cured within any applicable grace or cure period provided (any of the foregoing being sometimes referred to herein as an "Event of Default")

5. Rights and Remedies. If any Event of Default shall occur, then the Secured Party shall have and may exercise the rights and remedies of secured parties provided under the Uniform Commercial Code or under the Repurchase Agreement or any agreement, instrument or document executed under the Repurchase Agreement.

6. Power of Attorney. Each of the Corporations hereby appoints HMCA as its true and lawful agent and attorney-in-fact, with full power of substitution, to execute or file any financing statements or other instruments or documents in the name of the Corporation as may be necessary or appropriate to, perfect, secure or maintain the security interest granted by the Corporation in any of the Collateral hereunder and to exercise the rights and remedies provided or referred to in Section 5 hereof in the name of the Corporation or in the name of the Secured Party, as the Secured Party shall deem necessary or expedient, in its sole discretion, and to executed any further instruments and documents in connection therewith as the Secured Party shall deem necessary or expedient in connection therewith, in the name of the Corporation or the name of the Secured Party.

7. Governing Law. The Agreement shall be construed and enforced in accordance with the laws of the State of New York.

8. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by a Corporation without the prior written consent of the Secured Party. The Secured Party may assign its rights and benefits under this Agreement to any assignee or holder of the indebtedness or obligations secured hereby. Any termination, waiver or modification of the terms and provisions hereof shall be in writing. Any notice required or permitted hereunder shall be deemed given if in writing and delivered personally or sent by certified or registered mail, postage prepaid, to the party to which it is given.

9. Effectiveness. This Security Agreement shall not be binding upon Corona Medical Offices, P.C., Liberty Medical Offices, P.C. or Ridgewood Medical Care, P.C. until such time as the corporation is reinstated and all of the issued and outstanding shares of said corporation are transferred to Muraca and/or Marciano or their permitted assignees.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in the manner legally binding upon them as of the date first above written.

                                              A&A SERVICES, INC.

                                              By: ____________________________

                                              DR. GIOVANNI MARCIANO & DR.
                                              GLENN  MURACA PHYSICIANS, P.C.

                                              By:  ___________________________

                                              CORONA MEDICAL OFFICES, P.C.

                                              By:  ___________________________

                                              LIBERTY MEDICAL OFFICES, P.C.

                                              By:  ___________________________



                                              RIDGEWOOD MEDICAL CARE, P.C.

                                              By:  ___________________________


                                              HEALTH MANAGEMENT
                                              CORPORATION OF AMERICA

                                              By:  ___________________________




                                    EXHIBIT G

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     ASSIGNMENT and ASSUMPTION AGREEMENT dated this 8th day of April, 2003 by and among A&A Services, Inc., Dr. Giovanni Marciano & Dr. Glenn Muraca, Physicians, P.C., Corona Medical Offices, P.C., Ridgewood Medical Care, P.C. and Liberty Medical Offices, P.C. having their principal places of business in Queens, New York ("the Assignors") and Health Management Corporation of America, having a place of business at 6 Corporate Center Drive, Melville, New York 11747 ("Assignee").

                                   WITNESSETH:

     WHEREAS, the Assignors and the Assignee are parties to a Stock Repurchase and Settlement Agreement dated April 8, 2003 (the "Repurchase Agreement") pursuant to which the Assignee and Raymond V. Damadian sold all of their respective shares of the capital stock of the Assignors to Drs. Glenn Muraca and Dr. Marciano (the "Buyers"); and

     WHEREAS, pursuant to the terms of the Repurchase Agreement the Assignors have agreed to assign their cash on hand and Accounts Receivable, as hereinafter defined, as of the date hereof to Assignee, and Assignee has agreed to assume the Accounts Payable, as hereinafter defined, of Assignor as of the date hereof on the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the premises, covenants and agreements contained herein, the parties hereto agree as follows:

     1. The Assignors hereby assign all of their rights to all of their cash on hand and Accounts Receivable to the Assignee as the same exist on the date hereof.

     2. The Assignee hereby assumes and agrees to pay the Accounts Payable of the Assignor as the same exist on the date hereof.

     3. For the purposes hereof the term Accounts Receivable shall mean obligations of any clients, patients, insurance companies, HMO's, PPO's, other third party payors and all other persons to pay for goods, supplies, tests, treatments and services provided by the Assignors. Capitation payments (whether or not received as of the Closing Date) for the month of April, 2003 shall be prorated on a per diem basis for the month of April, 2003. The portion thereof, 23/30, allocable to the period following the Closing, shall not be considered Accounts Receivable.

     4. For the purposes hereof, the term Accounts Payable shall have the same meaning as set forth in Paragraph 5 of the Repurchase Agreement.

     5. For the purposes hereof, neither Accounts Receivable nor Accounts Payable shall include any Accounts Receivable or Accounts Payable between one or more of the Assignors.

     6. Concurrently herewith, the Assignors are delivering to the Assignee checks representing any remaining cash balances in all of the Assignors' accounts.

     7. All notices required or permitted under this Agreement shall be in writing and shall be deemed given when delivered personally or when mailed, by certified or registered mail, return receipt requested, to the address of the party to which it is given set forth at the outset hereof or to such other address as may have been provided by such party by the giving of notice thereof to the other party hereto. In the case of the Assignors, notices may be sent to 86-16 Jamaica Avenue, Woodhaven, New York 11421.

     8. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be amended, waived or terminated except in writing. The headings herein are for convenience of reference only and shall not affect the interpretation of this Agreement.

     9. This Security Agreement shall not be binding upon Corona Medical Offices, P.C., Liberty Medical Offices, P.C. or Ridgewood Medical Care, P.C. until such time as the corporation is reinstated and all of the issued and outstanding shares of said corporation are transferred to Muraca and/or Marciano or their permitted assignees.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in the manner legally binding upon them as of the date and year first set forth above.

                                              A&A SERVICES, INC.

                                              By:  _________________________


                                              DR. GIOVANNI MARCIANO & DR.
                                              GLENN MURACA, PHYSICIANS, P.C.

                                              By:  _________________________


                                              CORONA MEDICAL OFFICES, P.C.

                                              By: __________________________



                                              LIBERTY MEDICAL OFFICES, P.C.

                                              By: __________________________


                                              RIDGEWOOD MEDICAL CARE, P.C.

                                              By: __________________________

                                              HEALTH MANAGEMENT CORPORATION
                                              OF AMERICA

                                              By: __________________________
Attachment




                                    EXHIBIT H

                          ASSIGNED ACCOUNTS RECEIVABLE
                              COLLECTION AGREEMENT

     This Agreement, made and entered into as of the 8th day of April, 2003, by and between HEALTH MANAGEMENT CORPORATION OF AMERICA, a corporation formed under the laws of the State of Delaware, having an address at 6 Corporate Center Drive, Melville, New York 11747 (hereinafter the "HMCA") and A&A Services, Inc. ("A&A") and Dr. Giovanni Marciano & Dr. Glenn Muraca, Physicians, P.C., ("Physicians").

     WHEREAS, the parties hereto are parties to a Stock Repurchase and Settlement Agreement (the "Repurchase Agreement"), pursuant to which, among other things, the accounts receivable of Physicians arising up to the date of the Closing (the "Receivables") have been assigned to HMCA pursuant to an Assignment and Assumption Agreement dated the date hereof (the "Assignment and Assumption Agreement");

     WHEREAS, in order to enable HMCA to collect the Receivables, it will be necessary for Physicians and A&A to enter into this Billing and Collection Agreement;

     NOW THEREFORE, in consideration of the premises, agreements and covenants contained herein, the parties hereto hereby agree as follows:

1. BILLING AND CLAIM PROCESSING AUTHORIZATION

     (a) In order to enable HMCA to collect the Receivables and throughout the term of this Agreement, Physicians hereby grants to HMCA an exclusive special power of attorney and appoints HMCA as Physicians' exclusive true and lawful agent and attorney-in-fact, with full power of substitution, and HMCA hereby accepts such special power of attorney and appointment, for the following purposes only:

          (i) To bill Physicians patients, in the name of Physicians and on behalf of Physicians, for all billable professional services provided or arranged by Physicians to patients prior to April 8, 2003.

          (ii) To bill, in Physicians' name and on Physicians' behalf, all claims for reimbursement or indemnification from Blue Cross/Blue Shield, insurance companies, Medicare, Medicaid, and all other third-party payors or fiscal intermediaries for all covered billable medical services provided by Physicians to patients prior to April 8, 2003.

          (iii) To collect and receive, in Physician's name and on Physician's behalf, all accounts receivable generated by such billings and claims for reimbursement and to administer such accounts by taking such action as HMCA shall deem appropriate, including, but not limited to,

               (A) extending the time of payment of any such accounts for cash, credit or otherwise;

               (B) discharging or releasing the obligors of any such accounts;

               (C) assigning or selling at a discount such accounts to collection agencies, except for Medicare and Medicaid receivables; or

               (D)  initiating  legal  proceedings  in the name of Physicians to collect any of the Receivables, to enforce the rights of Physicians as creditor under any contract or in connection with the rendering of any service in connection with the Receivables and to contest adjustments and denials by HMO's, PPO's, insurance companies, governmental agencies (or their fiscal intermediaries) and others as third-party payors with respect to the Receivables;

               (E)  taking  other   measures  to  require  the  payment  of  any
          Receivables.

          (iv) To  collect  and  deposit  in a bank  account  in the name of the
     Physicians, hereinafter described (the "Receivables Account") all Receivables collected in Physicians' name. Physicians and A&A covenant to transfer and deliver to HMCA for deposit into the Receivables Account any funds received by Physicians or A&A from patients or third party payors for medical services rendered by Physicians which are included among the Receivables.

          (v) To take possession of, endorse in the name of Physicians (and/or in the name of an individual physician providing the services on behalf of Physicians), and deposit into Physicians' Receivables Account any notes, checks, money orders, insurance payments, and any other instruments received in payment for services (Physicians shall obtain a power-of-attorney from any such individual physician to enable HMCA to take such actions in the name of such physician).

          (vi) To sign checks, drafts, bank notes or other instruments on behalf of Physicians, and to make withdrawals and payments from the Receivables Account.

               (b) Upon request of HMCA, Physicians and A&A shall execute and deliver to the financial institution wherein the Receivables Account is maintained, such additional documents or instruments as may be necessary to evidence or effect the special and limited powers of attorney granted to HMCA by Physicians pursuant to this Agreement. The special and limited power of attorney granted herein shall be coupled with an interest and shall be irrevocable. The irrevocable powers of attorney shall expire following the termination of this Agreement after all Receivables have been collected or written off by HMCA and the Receivables Account is closed.

2. THE RECEIVABLES ACCOUNT

     In the event Physicians receives any payments of Receivables directly, Physicians agrees to promptly remit the same to HMCA for deposit in the Receivables Account.

     HMCA shall have complete access to the Receivables Account for the purposes stated herein. The Receivables Account shall be account number 865500604165 at Chase Manhattan Bank or such other account as may be mutually agreed upon by the parties in a writing to be signed by the parties and attached hereto (if any substitute account is established, the term Receivables Account as used herein shall apply to that account). Physicians shall ensure that Raymond V. Damadian, or one of HMCA's officers, as designated by HMCA, shall be the sole signatory on the Receivables Account.

3. DISBURSMENT OF RECEIVABLES

The funds in the Receivables Account shall be the property of HMCA and may be used or withdrawn by HMCA for any purpose, provided, however, that if by error accounts receivable not assigned by Physicians to HMCA are deposited in the Receivables Account, such accounts shall be promptly remitted to Physicians. During the term of this Agreement Physicians shall not take any action to attempt to change the signatories on the Receivables Account, close the Receivables Account or take any other action with respect to the Receivables Account without the consent of HMCA.

4. TERM

     The term of this Agreement will continue until the earlier of six (6) years from the date hereof or until all Receivables have been collected or written off by HMCA and HMCA closes the Receivables Account. The termination of this Agreement will not affect, however, HMCA's right in any then pending litigation to any uncollected Receivables.

5. CONFIDENTIALITY OF PATIENT INFORMATION

     Both  HMCA  and  Physicians   will  keep  patients'   medical   information
confidential, as required by law.

6. SPECIAL COVENANTS

     Neither Physicians nor A&A shall sell, assign, transfer, grant a security interest in or otherwise encumber the Receivables and shall at all times keep the Receivables free and clear of all liens and encumbrances, other than those arising through HMCA.

     HMCA shall direct the payment of the Receivables to such address as HMCA may from time to time determine and neither Physicians nor A&A shall have any right to change such address.

     Physicians and A&A agree from time to time, at their expense, to promptly execute and deliver all further instruments and documents, and take all further action that may be necessary, or that HMCA may reasonably request, in order to evidence or confirm the assignment of the Receivables to HMCA, the ownership thereof by HMCA and the right of HMCA to bill for and collect the Receivables.

     Physicians irrevocably authorizes HMCA to notify patients and third-party payors to make payment directly to HMCA of any Receivables, and agree that a copy of this Agreement shall constitute sufficient authorization to any such payors to make payment to HMCA. Physicians expressly waives any right to seek recovery of any Receivables from a third party or patient which are paid to HMCA.

7. INDEMNIFICATION BY HMCA

     HMCA shall indemnify and hold harmless Physicians and its affiliates, shareholders, directors, officers, employees and agents (together, the "Indemnified Parties") from all losses, liabilities, obligations, claims, lawsuits, judgments, costs and expenses (including reasonable attorneys fees incurred in respect of any such claims or liability) arising from any billing or collection practices of HMCA used in connection with the Receivables ("Claims"). In the event of any Claim with respect to which an Indemnified Party intends to seek indemnification hereunder, the Indemnified Party shall give HMCA prompt written notice of such Claim and HMCA shall have the right to assume the defense of the Claim with counsel of its own choosing reasonably acceptable to the Indemnified Party provided that such defense is conducted with diligence and continuity and provided further the Indemnified Party shall have the right to participate in the defense of such Claim with counsel of its choosing at its expense. The parties shall cooperate in the defense of any such Claim and neither HMCA nor the Indemnified Party shall have the right to settle or pay any such Claim without the consent of the other, unless the party or parties settling the Loss secure the release of the other parties from any liability for the Claim.

8. RELATIONSHIP OF THE PARTIES

     The relationship of the HMCA to A&A and Physicians hereunder shall be that of independent contractors. HMCA is not and shall not hold itself out as a partner, joint venturer or employee of A&A or Physicians.

9. HEADINGS

    Paragraph headings are for convenience of reference only and shall not be deemed to have any substantive effect.

10. PARTIES BOUND

     This Agreement shall be binding not only on the parties to this Agreement but also their respective heirs, legatees, administrators, executors, successors, assigns, transferees and all other lawfully constituted representatives or assigns.

11. ENTIRE AGREEMENT

     This Agreement, including any exhibits or other documents referred to herein, contains the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and it supersedes all prior understandings and agreements, whether written or oral, and all prior dealings of the parties with respect to the subject matter hereof.

12. MODIFICATION AND WAIVER

     (a) This Agreement may not be changed, modified or amended, except in writing signed by the parties. Oral changes, modifications or amendments shall not be binding.

     (b) No waiver of any party's rights of this Agreement shall be enforceable unless in writing signed by that party.

     (c) No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

13. GOVERNING LAW AND VENUE

     This Agreement shall be governed by and construed in accordance with the laws, statutes, codes, rules and regulations of the State of New York and where applicable, Federal law. The venue for any legal action or proceeding arising under this Agreement shall be in the State of New York in any State or Federal court of competent jurisdiction.

14.      NOTICE

     (a) Any notice or other communication hereunder shall be in writing and be sent either

          (i) by registered or certified mail, postage prepaid, return receipt requested, or

          (ii) by delivery in person or by overnight courier, with receipt acknowledged:

          If to HMCA, to:

          6 Corporate Center Drive
          Melville, New York 11747

          If to any one or more of A&A or Physicians, to:

          Dr. Giovanni Marciano & Dr. Glenn Muraca, Physicians, P.C. 86-16 Jamaica Avenue
          Woodhaven, New York  11421

or to such other address or addresses as a party may designate by giving notice thereof to the other parties hereto.

     (b) Each notice mailed shall be deemed given on the third (3rd) business day following the date of mailing the same, except that any notice delivered in person or by overnight courier shall be deemed given when delivered.

15. EXECUTION AND COUNTERPARTS

     This Agreement may be executed in any number of counterparts. It is not necessary that all parties sign all or any one of the counterparts, but each party must sign at least one (1) counterpart of this Agreement to be effective.

16. ASSIGNABILITY

    No party shall assign, convey, sublet or transfer this Agreement or any of its rights, duties, obligations, title or interest hereunder without the prior written consent of the other parties, except that HMCA may assign its rights hereunder without the consent of the other parties hereto.

     WHEREFORE, the parties have executed this Agreement as of the date first written above.

                                              HEALTH MANAGEMENT CORPORAITON
                                              OF AMERICA
                                              By:__________________________

                                              A&A SERVICES, INC.
                                              By:__________________________


                                              DR. GIOVANNI MARCIANO & DR. GLENN
                                              MURACA, PHYSICIANS, P.C.

                                              By:__________________________
State of New York)
                 ) SS.
County of Suffolk)

     On this 8th day of April, 2003, before me personally appeared GLENN MURACA and GIOVANNI MARCIANO, to me known, and being duly deposed did say that they executed this Agreement in the name and on behalf of A&A Services, Inc. and Dr. Giovanni Marciano & Dr. Glenn Muraca, Physicians, P.C., being duly authorized to do so and being the sole stockholders, directors and officers of said corporations.
                                              -----------------------------
                                              Notary Public

                                    EXHIBIT I

                                PLEDGE AGREEMENT

     PLEDGE AGREEMENT dated as of April 8, 2003 between Dr. Glenn Muraca ("Muraca") and Dr. Giovanni Marciano ("Marciano"), having an office at 86-16 Jamaica Avenue, Woodhaven, New York 11421 and Health Management Corporation of America (the "Secured Party"), a Delaware corporation having its principal office at 6 Corporate Center Drive, Melville, New York 11747.

                                   WITNESSETH:

     WHEREAS, Muraca and Marciano are indebted to the Secured Party in the principal amount of $2,500,000, as evidenced by a promissory note (the "Repurchase Promissory Note") dated the date hereof;

     WHEREAS, the Repurchase Promissory Note was executed and delivered to the Secured Party as partial consideration by the Buyers under a Stock Repurchase and Settlement Agreement dated April 8, 2003 (the "Repurchase Agreement") pursuant to which the shares of A&A Services, Inc., Dr. Giovanni Marciano & Dr. Glenn Muraca, Physicians, P.C., Corona Medical Offices, P.C., Liberty Medical Offices, P.C. and Ridgewood Medical Care, P.C. (the "Corporations") were sold to Muraca and Marciano;

     WHEREAS, Muraca and Marciano are the sole stockholders of the Corporations;

     WHEREAS, in order to induce the Secured Party to accept the Repurchase Promissory Note and to secure the payment of the Repurchase Promissory Note and any obligations arising thereunder or otherwise by Muraca and Marciano to Secured Party under the Repurchase Agreement and any agreement, instrument or document executed and delivered under the Repurchase Agreement (the "Indebtedness"), Muraca and Marciano have agreed to grant the Secured Party a security interest in all of the shares of the issued and outstanding stock of the Corporations (the "Pledged Shares").

     NOW THEREFORE, in consideration of the premises, representations, covenants and agreements contained herein, the parties hereto agree as follows:

1. Pledge and Security Interest. To secure the payment of the Indebtedness, Muraca and Marciano hereby pledge the Pledged Shares and grant and assign to the Secured Party a continuing security interest in the Pledged Shares. As used herein, the term Pledged Shares shall include the Pledged Shares and the proceeds thereof. Simultaneously herewith, Muraca and Marciano are delivering to the Secured Party the certificates representing the Pledged Shares, with stock powers duly executed in blank. Any dividends or distributions in cash, stock or other property paid on the Pledged Shares, as well as any different type or number of shares of stock into which the Pledged Shares may be changed, shall be delivered to the Secured Party to be held hereunder to secure the payment of the Indebtedness and shall be included within the definition of Pledged Shares. 2. Representations, Warranties and Covenants. Muraca and Marciano represents, warrants and covenants as follows:

     a. Muraca and Marciano or either of them are the owners of the Pledged Shares, free and clear of any pledges, liens, security interests, mortgages or other encumbrances, and Muraca and Marciano shall keep the Pledged Shares free and clear of any pledges, liens, security interests, mortgages or other encumbrances. The Pledged Shares constitute all of the issued and outstanding shares of the Corporations.

     b. Muraca and Marciano will promptly pay any taxes and assessments levied against the Pledged Shares, unless contested in good faith by appropriate proceedings.

     c. Muraca and Marciano shall ensure that the Corporations will not issue any additional shares of capital stock or other securities, warrants or options, or enter into any agreements to do so.

     d. Muraca and Marciano shall ensure that the Corporations will not merge or consolidate with any other entity, liquidate or dissolve, amend their respective certificates of incorporation or declare or make any dividend or distribution of any kind with respect to their outstanding shares of stock.

     e. Muraca and Marciano shall ensure that the Corporations will not sell or otherwise transfer or dispose of any of their assets other than in accordance with the applicable provisions of any agreements between the Corporations and Secured Party.

     f. Muraca and Marciano will execute and deliver to the Secured Party such financing statements and other instruments and documents as the Secured Party may from time to time request which may be necessary to perfect the security interest of the Secured Party granted hereby.

3. Events of Default. The happening of any of the following events shall constitute an event of default hereunder ("Event of Default"): the occurrence of an event of default or a default under the Repurchase Promissory Note or any other obligation of Muraca and Marciano to the Secured Party under the Repurchase Agreement, this Stock Pledge Agreement or any other agreement, instrument or document executed pursuant to the Repurchase Agreement.

4. Remedies. Upon the occurrence of any such Event of Default and at any time thereafter, the Secured Party may, without notice to Muraca and Marciano, declare all of the Indebtedness or any part thereof immediately due and payable and shall have the remedies of a secured party under the Uniform Commercial Code or other applicable law. The Secured Party will give Muraca and Marciano reasonable notice of the time and place of any public sale of the Pledged Shares or of the time after which any private sale or any other intended disposition of the Pledged Shares is to be made. The Secured Party or any one or more of its affiliates, if legally qualified, may purchase the Pledged Shares at any such public or private sale. The requirements of reasonable notice shall be met if such notice is mailed postage prepaid to the address of Muraca and Marciano shown at the beginning of this Agreement at least five (5) days before the time of sale or disposition. Expenses of sale shall include the Secured Party's reasonable attorney's fees and legal expenses. The Secured Party may apply the proceeds from any sale of the Pledged Shares to any Indebtedness secured thereby in such order and such amounts as the Secured Party in its sole discretion may elect. Muraca and Marciano shall be liable for any deficiency remaining after sale of the Pledged Shares and application of the proceeds to the Indebtedness and to the expenses allowed hereunder and by applicable law.

5. Alternative Remedy. Alternatively, upon the occurrence of an Event of Default, the Secured Party may transfer all or any part of the Pledged Shares into its name or the name of its assignee and thereafter the Secured Party or any such assignee may exercise all of the rights of the sole stockholder of the Corporations of which it holds the shares, including but not limited to the election and removal of directors or the sale of the assets of the Corporations. Upon the taking of control of the Corporations, the Secured Party or its assignee may enter upon the premises and take possession of and use the assets of the Corporations to operate and conduct the business conducted by the Corporations on said premises in the name of the Secured Party or its assignee or in the name of the Corporations, as the Secured Party or its assignee may elect. In such case, the net proceeds collected by the Secured Party or its assignee, after the deduction of expenses, may be retained by the Secured Party or its assignee and applied to any outstanding Indebtedness. In the event that Secured Party shall elect to exercise the remedy provided in this Paragraph 5, nothing contained herein shall obligate the Secured Party or its assignee to pay or perform any debts or obligations of the Corporations to third parties, although the Secured Party or its assignee may elect to do so for the account of the Corporations. In such case, the Secured Party or its assignee shall have no liability to the Corporations or the Corporations for payment of any expenses incurred in connection with operating the business or for payment of any obligations or claims believed by the Secured Party or its assignee in good faith to be obligations of the Corporations. The election by Secured Party of the remedy provided in this Paragraph 5 shall not preclude the Secured Party from subsequently electing to pursue other remedies provided herein or otherwise under other agreements or by law.

6. Power of Attorney. To enable the Secured Party to exercise its rights and remedies hereunder, each of Muraca and Marciano hereby appoints and constitutes the Secured Party, with full power of substitution, as his true and lawful attorney to exercise all rights and privileges with respect to the Pledged Shares and to receive all benefits therefrom, to the same extent as Muraca and Marciano would be entitled.

     And each of Muraca and Marciano does hereby ratify and confirm all that said attorneys shall lawfully do, or cause to be done, in and about the premises, by virtue hereof.

     This power of attorney is coupled with an interest and shall be irrevocable until such time as the Indebtedness secured by this Stock Pledge Agreement is paid in full.

7. Governing Law and Jurisdiction. The Agreement shall be construed and enforced in accordance with the laws of the State of New York. The Courts of the State of New York for New York County and Suffolk County and the Federal Courts for the Eastern and Southern Districts of the State of New York shall have exclusive jurisdiction in any litigation relating to or arising from this Agreement.

8. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by Muraca and Marciano without the prior written consent of the Secured Party. The Secured Party may assign its rights and benefits under this Agreement to any assignee, including the assignment of its rights and interests in any Pledged Shares of a professional corporation to a physician licensed under the laws of the State of New York. Any termination, waiver or modification of the terms and provisions hereof shall be in writing. Any notice required or permitted hereunder shall be deemed given if in writing and delivered personally or sent by certified or registered mail, postage prepaid, addressed to the party to which it is given at the address for such party specified at the outset hereof.

9. Effectiveness. This Pledge Agreement shall not be applicable to the shares of Corona Medical Offices, P.C., Liberty Medical Offices, P.C. or Ridgewood Medical Care, P.C. until such time as the corporation is reinstated and all of the issued and outstanding shares of said corporation are transferred to Muraca and/or Marciano or their permitted assignees.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in the manner legally binding upon them as of the date first above written.

                                              -----------------------------
                                              GLENN MURACA, D.O.

                                              -----------------------------
                                              GIOVANNI MARCIANO, D.O.

                                              HEALTH MANAGEMENT CORPORATION
                                              OF AMERICA
                                              By: _________________________




                                    EXHIBIT J

Leases of Real Property

Lease Date       Landlord             Tenant              Premises

Aug. 1, 1996     Carlo Ginganelli     A & A Services      57-38 Myrtle Ave.
                                                          Ridgewood

Jan. 1, 1995*    Marie Scarpinito     Physicians          86-16 Jamaica Ave.
                                                          Woodhaven

May 3, 1994      Italo Baluluvich     Physicians          104-01 Corona Ave.
                                      Salvatore Yurman    Corona

Mar. 29, 1994    Bela Reiss           Physicians          112-08 Liberty Ave.
                                                          Richmond Hill

June 1, 2000     86-20 Owners LLC     A&A Services        86-20 Jamaica Ave.
                                                          Woodhaven
                                                          (1st Floor & Basement)

Month to Month Tenancy

     First Floor and Basement of 86-14 Jamaica Avenue, Woodhaven, New York by M&M Properties, LLC to A&A Services


*Lease has expired, but Landlord and Wayne Muraca have advised HMCA that it has been extended. HMCA has not been able to get a copy of the extension.




                                    EXHIBIT K

                                  Bank Accounts

                        All are with Chase Manhattan Bank

                          [Account information omitted]

DR. GLENN MURACA & DR. GIOVANNI MARCIANO PHYSICIANS, P.C.

A&A SERVICES, INC.

CORONA MEDICAL OFFICES, P.C.

LIBERTY MEDICAL OFFICES, P.C.

RIDGEWOOD MEDICAL CARE, P.C.




                                    EXHIBIT L

     The following items of personal property is owned by HMCA and are not included unless the parties agree under separate agreement.

     1. Copier at Woodhaven Office - Approximate $13,000 value

     2. Routers for billing at Liberty and Woodhaven offices

     3. Computers with printers

     In addition, there is a copier at the Liberty Office which was leased by Wayne Muraca on behalf of A&A. The lease was not authorized and HMCA assumes no responsibility for any past due or future payments. HMCA has delivered a copy of the lease in its possession to the Buyers.




                                    EXHIBIT M

                                    Contracts

1. Physician and Physician Assistant Employment Contracts, copies supplied under separate cover, with:

     a) Stephen Vitale, P.A.
     b) Absar Haaris, D.O.
     c) Memorandum increasing Haaris' salary
     d) Francesco Passarelli
     e) Amendment to Agreement with Passarelli
     f) Augusto A. Zevallos, M.D.

2.   Agreements and Plans with Third Party Payors

     Schedule  provided under separate cover
     Actual documents to be delivered at Closing

3.   Leases: See schedule on Exhibit J.
     Copies provided.

4.   Lease of Copier at Liberty Office
     See Exhibit L. Copy Provided.

5.   Copies of Agreements with Drs. Muraca and Marciano are not being provided.




                                    EXHIBIT N

                       See Attached Schedule of Employees




                                    EXHIBIT O

                                   Litigation

1. Darcelle J. Beaty, Executrix of the Betty M. Beaty, and Darcelle J. Beaty, Individually, v. Marciano & Muraca, P.C., Giovanni Marciano, Glenn Muraca, Jeffrey Carter and Michael M. Katz.

     Supreme Court of the State of New York, County of Queens
     Index No. 2434-01
     Disposition: Active

2.   Giovanni  Marciano v. Nassau County
     Supreme Court of the State of New York, County of Nassau
     Index No. 333247-02 Disposition: Active

3. The Dissolved Corporations were dissolved for failure to file New York State franchise tax returns or pay the franchise taxes.

4.   Investigators   have  asked   questions  of  physicians   on   "superbills"
     (approximately 1997 - 1998). No known disposition.

5. Fire Marshall and Environmental Violation tickets issued to Liberty and M&M Properties Inc. As per advice of Gary Muraca, Esq., these matters as they relate to Liberty have been resolved.

6. Fine against M&M Properties relating to construction, including removal of walls between 86-14 and 86-16 Jamaica Avenue. Resolution unknown.

7.   Jodi  Moschera  v.  Glenn  Muraca
     Supreme  Court  of the  State of New  York,  County  of  Nassau  Index  No.
     013860-87
     Disposition: Settled Before Trial (2/16/90)

8. Lands End Homeowner's Assoc. v. Giovanni Marciano Supreme Court of the State of New York, County of Nassau Index No. 019574-97 Disposition:
     Disposed (2/15/00)

9.   Giovanni  Marciano  v. County of Nassau
     Supreme  Court  of the  State of New  York,  County  of  Nassau  Index  No.
     326912-97
     Disposition: Settlement Pre Note of Issue (2/5/98)

10.  M. Ruthann Kirschen v. Giovanni Marciano
     Supreme  Court  of the  State of New  York,  County  of  Nassau  Index  No.
     003206-98
     Disposition: Settlement Pre Note of Issue (8/18/99)

11.  Eunice Dickerson v. A&A Services, Inc.
     New York State Workers' Compensation Board Index No. 09838855-00
     Disposition: Dismissed w/Prejudice

12.  Antonio M/O Telo v. Dr. Glenn  Muraca, et al
     Supreme  Court  of the  State of New  York,  County  of  Nassau  Index  No.
     011963-00
     Disposition: Disposed (7/26/00)

13.  William  Bailey v.  Health Care  Management  Corporation  of  America,  Dr.
     Giovanni  Marciano  and  Dr.  Glenn  Muraca,  Physicians,   P.C.,  Giovanni
     Marciano, individually and Glenn Muraca individually
     Supreme Court of the State of New York, County of Bronx Index No. 17095-02
     Disposition: Dismissed w/Prejudice




                                    EXHIBIT P

                               INSURANCE SCHEDULE

     1.   CNA        Renewed Business Account Package Policy
                     Policy No. 2064548784

                     Policy Period: 8/16/2002 - 8/16/2003

                     Coverage Provided by
                     Transcontinental Insurance Co.
                     CNA Plaza
                     Chicago, Illinois  60685

          Copy previously provided

     2. Workers Compensation and Employers Liability Insurance Policy Policy No. 3498820
          Policy  Period  9/28/02 - 9/28/03
          Coverage  provided by Graphic Arts Mutual Insurance Co.
          Copy previously provided

     3.   Workers Compensation Board Disability Benefits Law
          Policy No. 1616494-019
          Payable quarterly in arrears; paid through March 31, 2003 Copy previously provided and updated copy provide herewith.

     4.   Malpractice Policies

          a)   Giovanni Maricano - Physicians Reciprocal Insurers
               Policy No. 31524-01-00
               Family Practice
               Period of Coverage: 2/13/03 - 5/12/03

          b)   Glenn Muraca - Physicians Reciprocal Insurers
               Policy No. 31524-02-00
               Family Practice
               Period of Coverage: 2/11/03 - 5/11/03

          c) Francesco Passarelli - Physicians Reciprocal Insurers Policy No. 31524-03-00
               Family Practice
               Period of Coverage: 3/22/03 - 6/22/03

          d)   Absar Harris - Physicians Reciprocal Insurers
               Policy No. 31524-15-00
               Family Practice
               Period of Coverage: 1/10/03 - 4/10/03

          e)   Augustos Zevallos - Physicians Reciprocal Insurers
               Policy No. 31524-13-00
               Family Practice
               Period of Coverage: 3/8/03 - 6/8/03

          f)   Stephen Vitale - Physicians Reciprocal Insurers
               Policy No. 31524-16-00
               Physician's Assistant
               Period of Coverage: 7/8/02 - 7/02/03

     Copies of the Malpractice Insurance Policies are not in HMCA's possession; Policies are in possession of professionals; HMCA pays bills directly, except in the case of Stephen Vitale, whom HMCA reimburses.